Filed Pursuant to Rule 424(b)(5)
Registration No. 333-172462
Prospectus Supplement
(to Prospectus dated February 25, 2011)

Glimcher Realty Trust

$200,000,000
Common Shares of Beneficial Interest

This prospectus supplement and the accompanying prospectus relate to the ongoing offer and sale, from time to time, of up to $200,000,000 of our common shares of beneficial interest, $0.01 par value per share, or common shares, pursuant to a continuous offering program.  The common shares offered by this prospectus supplement and the accompanying prospectus are being sold pursuant to several equity distribution agreements between us and each of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each a sales agent and collectively the sales agents.

Prior to the filing of this prospectus supplement, we had offered and sold an aggregate of $146,763,297 of our common shares through our continuous offering program.  These sales were made pursuant to our prior prospectus supplement dated as of May 16, 2011, as amended by an addendum dated as of December 20, 2011, which for purposes of further sales of our common shares under the equity distribution agreements are superseded hereby.  As of the date of this prospectus supplement, common shares having an aggregate offering price of approximately $53,236,703 remain available for offer and sale pursuant to this prospectus supplement.

Sales of common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or Securities Act, including sales made by means of ordinary brokers’ transactions, including on the New York Stock Exchange, or NYSE, at market prices or as otherwise agreed to with the sales agents.  The sales agents are not required to sell any specific number or dollar amount of common shares, but each sales agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the sales agent and us.  Our common shares to which this prospectus supplement relates will be sold through only one sales agent on any given day.

The common shares to which this prospectus supplement relates will be offered and sold through the sales agents over a period of time and from time to time in transactions at then-current prices.  Each sales agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price per share for any common shares sold through it.  In connection with the sale of common shares on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the sales agents may be deemed to be underwriting discounts or commissions.

Our common shares are listed on the NYSE under the symbol “GRT.” The last reported sale price of our common shares on July 30, 2012 was $10.12 per share.

Investing on our common shares involves risks.  See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus and page 7 of our Annual Report on Form 10-K for the year ended December 31, 2011 and other information that we file from time to time with the Securities and Exchange Commission, or the SEC, to read about factors you should consider before buying the common shares.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

BofA Merrill Lynch     KeyBanc Capital MarketsWells Fargo Securities

Prospectus Supplement dated July 31, 2012

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making a decision about whether to invest in our common shares.  We have not, and the sales agents have not, authorized anyone to provide you with different or additional information.  We are not, and the sales agents are not, making an offer to sell these securities in any jurisdiction where the offer and sale of these securities is not permitted.  You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates or the date of the document incorporated by reference, as applicable.  Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts.  The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and certain other matters relating to us and our financial condition.  The second part is the accompanying prospectus, which gives more general information about the securities we may offer from time to time, some of which may not apply to this offering of common shares.  To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

We have registered the common shares under a registration statement on Form S-3 with the SEC under Registration No. 333-172462.  We are using this prospectus supplement and the accompanying prospectus to offer the common shares.  You should read each of these documents and consider the information contained in the documents identified under the heading “Where You Can Find More Information” below before investing in our common shares.  However, if any information in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

In this prospectus supplement and the accompanying prospectus, unless the context suggests otherwise, references to the “Company,” “we,” “GRT,” “us,” “our company,” and “our” mean Glimcher Realty Trust and its subsidiaries, taken as a whole.  The term “you” refers to a prospective investor.

WHERE YOU CAN FIND MORE INFORMATION

We incorporate by reference in this prospectus supplement the documents listed below (file number 001-12482) and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering.  This permits us to disclose important information to you by referring you to those filed documents.  Any information incorporated by reference this way is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC prior to the termination of this offering will automatically update and supersede the information contained or previously incorporated by reference into this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 (our “2011 Annual Report on Form 10-K”);

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012;

•
our Current Reports on Form 8-K filed with the SEC on January 4, 2012, January 20, 2012, March 12, 2012, March 21, 2012, March 27, 2012, May 9, 2012, May 14, 2012, May 16, 2012, May 29, 2012, June 12, 2012, June 25, 2012, July 13, 2012 and July 31, 2012; and

•
the description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on October 21, 1993, and the information thereby incorporated by reference contained in our Registration Statement on Form S-11 (No. 33-69740), as amended by Amendments Nos. 1, 2, 3, 4 and 5, filed with the SEC on September 30, 1993, November 5, 1993, November 22, 1993, November 30, 1993, January 10, 1994 and January 19, 1994, respectively, under the heading “Description of Shares of Beneficial Interest.”

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You may read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.  The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the SEC’s website is http://www.sec.gov.  Additionally, we will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus forms a part.  Requests for documents should be directed to Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215, Attention: Investor Relations (telephone number (614) 621-9000).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended.  Statements that do not relate strictly to historical or current facts are forward-looking and are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “plans,” “could,” “project,” “predict,” “continue,” “trend,” “opportunity,” “pipeline,” “comfortable,” “current,” “position,” “assume,” “outlook,” “remain,” “maintain,” “sustain,” “achieve,” “would” or other similar words or expressions.  Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.

Forward-looking statements speak only as of the date they are made and are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or the occurrence of unanticipated events except as required by applicable law.  Our future events, financial condition, business or other results may differ materially from those anticipated and discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to:

•	changes in political, economic or market conditions generally, and the real estate and capital markets specifically;

•	the impact of increased competition;

•	the availability of capital and financing;

•	bankruptcies by any of our tenants or joint venture partners;

•	our failure to increase mall store occupancy and same mall operating income;

•	the rejection of leases by tenants in bankruptcy;

•	financing and development risks;

•	construction and lease-up delays;

•	cost overruns;

•	the level and volatility of interest rates;

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•	the rate of revenue increases as compared to expense increases;

•	the financial stability of tenants within the retail industry;

•	our failure to make additional investments in regional mall properties and to redevelop properties;

•	our failure to complete proposed or anticipated acquisitions;

•	our failure to sell properties as anticipated and to obtain estimated sale prices;

•	our failure to upgrade our tenant mix;

•	restrictions in current financing arrangements;

•	the inability to exercise available extension options on debt instruments;

•	our failure to comply or remain in compliance with the covenants in our debt instruments, including, but not limited to, the covenants under our corporate credit facility;

•	defaults by us under our debt instruments;

•	our failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses;

•	the impact of changes to tax legislation and, generally, our tax position;

•	our failure to qualify as a real estate investment trust (“REIT”);

•	our failure to refinance debt at favorable terms and conditions;

•	impairment charges with respect to Properties (as defined below) as well as additional impairment charges with respect to Properties for which there has been a prior impairment charge;

•	loss of key personnel;

•	material changes in our dividend rates on our securities or the ability to pay our dividend on our common shares or other securities;

•	possible restrictions on our ability to operate or dispose of any partially-owned Properties;

•	our failure to achieve earnings/funds from operations targets or estimates;

•	conflicts of interest with existing joint venture partners;

•	our failure to achieve projected returns on development or investment properties;

•	changes in generally accepted accounting principles or interpretations thereof;

•	terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries and us;

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•	the unfavorable resolution of legal proceedings;

•	the impact of future acquisitions and divestitures;

•	significant costs related to environmental issues;

•	bankruptcies of lending institutions participating in our construction loans and corporate credit facilities; and

•	other risks listed from time to time in this prospectus supplement, our press releases and our other reports and statements filed with the SEC.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement and in reports we file with the SEC.  The aforementioned risks and uncertainties are only a summary and are not intended to be an exhaustive list.  For a discussion of these and other factors that could cause actual results to differ from those contemplated in the forward-looking statements, please see the discussion under the caption in this prospectus supplement entitled “Risk Factors” and the Risk Factors section of our 2011 Annual Report on Form 10-K.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus supplement, or, if applicable, the date of a document incorporated by reference.  All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced to in this section.  Although we believe that the expectations reflected in the forward-looking statements are based on reasonable assumptions, we cannot guarantee future results, levels of activity, performance or achievements.

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SUMMARY

This summary highlights certain information about us and this offering.  This summary may not contain all of the information that may be important to you.  To understand the terms of the common shares, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus including the information set forth under the caption “Risk Factors” in this prospectus supplement, and the information incorporated therein by reference.

Glimcher Realty Trust

Glimcher Realty Trust is a fully-integrated, self-administered and self-managed Maryland REIT which was formed on September 1, 1993 to continue the business of The Glimcher Company and its affiliates, of owning, leasing, acquiring, developing and operating a portfolio of retail properties consisting of regional and super regional malls and community shopping centers. We own (or hold an ownership position via joint venture arrangements), lease, manage and develop a portfolio of retail properties (“Properties”) consisting of enclosed regional malls, open-air centers and outlet centers (collectively, “Malls”), and community shopping centers (“Community Centers”). All of our properties are held by, and our operations are conducted through Glimcher Properties Limited Partnership, a Delaware limited partnership (“GPLP”), or by entities in which GPLP has a direct or indirect interest. Our wholly-owned subsidiary, Glimcher Properties Corporation (“GPC”), is the sole general partner of GPLP. As of June 30, 2012, we owned approximately 98.2% of GPLP’s outstanding common units and GPC owned 0.1% of GPLP’s outstanding common units.

At June 30, 2012, the Properties consisted of 25 Malls (21 wholly-owned and four partially- owned through joint ventures), located in 15 states, that contain an aggregate of approximately 21.3 million square feet of gross leasable area (“GLA”) and three Community Centers (two wholly-owned and one partially owned through a joint venture), located in three states, that contain an aggregate of approximately 336,000 square feet of GLA. As of June 30, 2012, the occupancy rate for all of the Properties (including Malls and Community Centers owned through joint ventures) was 93.5% of GLA. The occupied GLA was leased at 81.62%, 9.76% and 8.62% to national, regional and local retailers, respectively, at June 30, 2012. Occupied space of our Properties is defined as any space where a store is open or a tenant is paying rent as of the applicable date indicated, excluding all tenants with leases having an initial term of less than one year. The occupancy percentage is calculated by dividing the occupied space into the total available space to be leased. As of June 30, 2012, the Properties had annualized minimum rents of $237.8 million. Approximately 76.29%, 8.32% and 15.39% of the annualized minimum rents of the Properties as of June 30, 2012 were derived from national, regional and local retailers, respectively. No single tenant represented more than 2.6% of the aggregate annualized minimum rents of the Properties as of June 30, 2012.

Our executive offices are located at 180 East Broad Street, Columbus, Ohio 43215, and our telephone number is (614) 621-9000.  Our website address is www.glimcher.com.  The reference to our website address does not constitute incorporation by reference of the information contained on the website, which is not part of this prospectus supplement or the accompanying prospectus.

We refer you to the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as described in the section “Where You Can Find More Information” above for more information about us and our businesses.

Conflicts of Interest

As described in “Use of Proceeds,” we intend to use the net proceeds of this offering to reduce the outstanding principal amount under our credit facility.  KeyBank National Association serves as administrative agent for our credit facility and KeyBanc Capital Markets Inc., a sales agent in this offering and an affiliate of KeyBank National Association, serves as lead arranger and book manager.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, a sales agent in this offering, serves as joint lead arranger for our credit facility and Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, serves as co-syndication agent and is a lender under our credit facility.  Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, a sales agent in this offering, serves as co-syndication agent and is a lender under our credit facility.  As a result, such sales agents and/or their affiliates will receive a portion of the net proceeds of this offering through the repayment of those borrowings.

Risk Factors

An investment in our common shares involves risks.  You should carefully consider the risks described under “Risk Factors” beginning on page S-4 of this prospectus supplement on page 4 of the accompanying prospectus and in the “Risk Factors” section beginning on page 7 of our 2011 Annual Report on Form 10-K, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.

The Offering

Issuer	Glimcher Realty Trust, a Maryland real estate investment trust.
Common Shares to be offered from time to time	Common shares of beneficial interest, $0.01 par value per share, with an aggregate offering price of up to $200,000,000.
Use of Proceeds
We intend to use the net proceeds from his offering, after deducting commissions and estimated expenses, to reduce the outstanding principal amount under our credit facility.  After reducing the outstanding principal amount under our credit facility with the net proceeds of this offering, we expect to borrow from time to time under our credit facility to provide funds for the acquisition of additional properties (either independently or through one or more joint ventures), refinancing, development or redevelopment of existing or new properties and for general working capital and other corporate purposes.  See “Use of Proceeds.”

KeyBank National Association serves as administrative agent for our credit facility and KeyBanc Capital Markets Inc., a sales agent in this offering and an affiliate of KeyBank National Association, serves as lead arranger and book manager.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, a sales agent in this offering, serves as joint lead arranger for our credit facility and Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, serves as co-syndication agent and is a lender under our credit facility.  Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, a sales agent in this offering, serves as co-syndication agent and is a lender under our credit facility.  As a result, such sales agents and/or their affiliates will receive a portion of the net proceeds of this offering through the repayment of those borrowings.

Restrictions on Ownership
In order to assist us in maintaining our qualification as a real estate investment trust for federal income tax purposes, ownership, actually or constructively, by any person of more than 9.8% (in value or number of shares, whichever is more restrictive) of our common shares is restricted by our Second Amended and Restated Declaration of Trust, as amended from time to time (as amended, the “Declaration of Trust”), subject to certain exceptions.  See “Supplemental Description of Common Shares – Restrictions on Ownership and Transfer” in this prospectus supplement and also “Description of Common Shares — Restrictions on Ownership and Transfer” in the accompanying prospectus.

NYSE Symbol	“GRT”

For additional information regarding our common shares, see “Supplemental Description of Common Shares” in this prospectus supplement and also “Description of Common Shares” in the accompanying prospectus.  For a description of the U.S. federal income tax considerations reasonably anticipated to be material to prospective holders in connection with the purchase, ownership and disposition of our common shares, see “Supplemental United States Federal Income Taxation of the Company” in this prospectus supplement and also “United States Federal Income Taxation of the Company” in the accompanying prospectus.

RISK FACTORS

Investing in our common shares involves risks and uncertainties that could affect us and our business as well as the real estate industry generally.  Before you invest in our common shares, in addition to the other information in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors below and under the heading “Risk Factors” in our 2011 Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as the same may be updated from time to time by our future filings under the Exchange Act.  In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance or business operations.

Our shareholders will experience dilution as a result of this offering.

Based on the issuance of common shares in this offering, the receipt of the expected net offering proceeds and the use of those proceeds, we expect this offering to have a dilutive effect on our diluted funds from operations per share following the consummation of this offering.  The actual amount of the dilutive impact cannot be determined at this time and is based on numerous factors, including the ultimate application of the proceeds from this offering.

The price of our common shares is volatile and may decline.

The market price of our common shares may fluctuate widely as a result of a number of factors, many of which are outside our control.  In addition, the stock market is subject to fluctuations in share prices and trading volumes that affect the market prices of the shares of many companies.  These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common shares.  Among the factors that could affect the market price of our common shares are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•
changes in our funds from operation, revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our securities or those of other REITs;

•	negative speculation in the press or investment community;

•	any changes in our distribution or dividend policy;

•	any sale or disposal of properties within our portfolio;

•	any future issuances of equity securities;

•	increases in leverage, mortgage debt financing, or outstanding borrowings;

•	strategic actions by us or our competitors, such as acquisitions, joint ventures, or restructurings;

•	general market conditions and, in particular, developments related to market conditions for the real estate industry;

•	proposed or adopted regulatory or legislative changes or developments; or

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us.

There may be future dilution of our common shares and resales of our common shares in the public market following this offering may cause the market price for our common shares to fall.

Our Declaration of Trust authorizes our board of trustees to, among other things, issue additional common or preferred shares or securities convertible or exchangeable into equity securities, without shareholder approval.  We may issue such additional equity or convertible securities to raise additional capital.  The issuance of any additional common or preferred shares or convertible securities could be substantially dilutive to shareholders of our common shares.  Moreover, to the extent that we issue restricted share units, share appreciation rights, options, or warrants to purchase our common shares in the future and those share appreciation rights, options, or warrants are exercised or the restricted share units vest, our shareholders may experience further dilution.  Holders of our common shares have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.  Furthermore, the resale by shareholders of our common shares in the public market following this offering or any future offering could have the effect of depressing the market price for our common shares.

After this offering, our cash dividend per share may be reduced based on the number of shares ultimately issued in this offering.

After this offering, our current cash dividend per share of $0.40 on an annualized basis may be reduced based on the number of common shares ultimately issued in this offering.  The decision to declare and pay dividends on our common shares in the future, as well as the timing, amount and composition of any such future dividends, is made at the sole discretion of our board of trustees.

We may change the dividend policy for our common shares in the future.

The decision to declare and pay dividends on our common shares in the future, as well as the timing, amount and composition of any such future dividends, will be at the sole discretion of our board of trustees and will depend on our earnings, funds from operations, liquidity, financial condition, capital requirements, contractual prohibitions or other limitations under our indebtedness, the distribution requirement necessary for us to both maintain our REIT qualification under the Internal Revenue Code of 1986, as amended (the “Code”), and avoid (and/or minimize) the income and/or excise tax liability that we would otherwise incur under the rules applicable to REITs on our taxable income and gain in the event we do not distribute, state law and such other factors as our board of trustees deems relevant.  We are generally required to distribute an amount equal to 90% of our REIT taxable income to maintain REIT status, and may be restricted from distributing 100% of our REIT taxable income pursuant to the terms of our facility.  To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, we would be subject to tax on undistributed amounts at regular corporate rates.  Any change to our dividend policy for our common shares could have a material adverse effect on the market price of our common shares.

USE OF PROCEEDS

We intend to use the net proceeds of this offering to reduce the outstanding principal amount under our credit facility.  Our credit facility has a current scheduled maturity date of October 12, 2014, with a one-year extension option, and an interest rate of LIBOR plus 2.25%, subject to adjustment.  After reducing the outstanding principal amount under our credit facility, we expect to borrow from time to time under our credit facility to provide funds for the acquisition of additional properties (either independently or through one or more joint venture arrangements), refinancing, development or redevelopment of existing or new properties and for general working capital and other corporate purposes.

KeyBank National Association serves as administrative agent for our credit facility and KeyBanc Capital Markets Inc., a sales agent in this offering and an affiliate of KeyBank National Association, serves as lead arranger and book manager.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, a sales agent in this offering, serves as joint lead arranger for our credit facility and Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, serves as co-syndication agent and is a lender under our credit facility.  Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, a sales agent in this offering, serves as co-syndication agent and is a lender under our credit facility.  As a result, such sales agents and/or their affiliates will receive a portion of the net proceeds of this offering through the repayment of those borrowings.

SUPPLEMENTAL DESCRIPTION OF COMMON SHARES

The discussion set forth below supplements and amends the discussion contained under the caption “Description of Common Shares” in the accompanying prospectus regarding the common shares. Any information regarding the common shares contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede information in the accompanying prospectus. For more detail you should refer to our Declaration of Trust, which we have previously filed with the SEC and which we incorporate by reference as an exhibit to the Form 8-K filed by GRT on May 16, 2012, which is incorporated herein by reference.

Our authorized shares consist of an aggregate 250,000,000 shares of beneficial interest, consisting of common shares and such other types or classes of shares of beneficial interest as our Board of Trustees has created and may create and authorize from time to time and designate as representing our shares of beneficial interest. We are authorized to issue preferred shares in one or more series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law and our Board of Trustees may determine by resolution. As of July 30, 2012, we had issued and outstanding 140,141,943 common shares, 2,400,000 Series F Preferred Shares, and 9,500,000 Series G Preferred Shares.

Restrictions on Ownership and Transfer

For us to continue to qualify as a REIT under the Code, (i) not more than 50% of the value of our outstanding common shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year and (ii) the common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year in addition to satisfying certain other requirements.

The Declaration of Trust, subject to certain exceptions, provides that no holder (other than any person approved by our Board of Trustees, at their option and in their discretion (each an “Excepted Holder”)) shall own, or be deemed to own by virtue of the attribution provisions of the Code, more than the 9.8% (in value or number of shares, whichever is more restrictive) of our common shares outstanding at the time of determination. The Declaration of Trust further prohibits any person from owning, or being deemed to own by virtue of the attribution provisions of the Code, in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate outstanding amount of any of our other shares of beneficial interest other than our common shares. The Declaration of Trust also prohibits (i) any person from beneficially or constructively owning shares that would result in us being “closely held” under Section 856(h) of the Code, or any successor section, or otherwise cause us to fail to qualify as a REIT and (ii) any person from transferring shares if such transfer would result in shares being owned by fewer than 100 persons. The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our Board of Trustees, in its sole discretion, may exempt a proposed transferee from the forgoing restrictions and designate such person as an Excepted Holder.  However, the Board of Trustees may not grant such an exemption to any person or entity if such exemption would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or any successor section, or otherwise would result in our failing to qualify as a REIT. Also, in order to be considered by the Board of Trustees as an Excepted Holder, a person must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.8% interest (as set forth in Code Section 856(d)(2)(B) or any successor section) in such a tenant. The person seeking an exemption must represent to the satisfaction of the Board of Trustees that it will not violate the two foregoing restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares causing such violation to the charitable trust described below.

The foregoing restrictions on transferability and ownership will not apply if our Board of Trustees determines that it is no longer in the best interests of us to attempt to qualify, or to continue to qualify, as a REIT.  In addition to preserving our status as a REIT, the ownership limits may delay, defer or prevent a change of control of us that might involve a premium price of our common shares or otherwise be in the best interest of the shareholders.  Any change in the ownership limits would require an amendment to our Declaration of Trust, as amended.

Any transfer of shares (whether or not such transfer is the result of a transaction entered into through the facilities of a national securities exchange or automated inter-dealer quotation system, that, if effective, would result in shares being owned by less than 100 persons, shall be void ab initio, and the intended transferee shall acquire no rights in such shares. In addition, if any transfer of shares occurs which, if effective, would result in any person beneficially or constructively owning shares in excess or in violation of the other transfer or ownership limitations described above (a “Prohibited Owner”), then that number of shares the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded up to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by GRT (the “Charitable Beneficiary”), and the Prohibited Owner will not acquire any rights in such shares. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the prohibited transfer or at such other time determined by the Board of Trustees. Shares held in the charitable trust will be issued and outstanding shares. The Prohibited Owner will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends and will not possess any rights to vote or other rights or claims attributable to the shares held in the charitable trust. The trustee of the charitable trust (the “Charitable Trustee”) will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, which rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the Charitable Trustee or prior to the time the shares are transferred to the Charitable Trustee will be paid by the recipient of such dividend or other distribution to the Charitable Trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the Charitable Trustee. Any dividend or other distribution so paid to the Charitable Trustee will be held in trust for the Charitable Beneficiary. Subject to applicable law, effective as of the date that such shares have been transferred to the charitable trust, the Charitable Trustee will have the authority (at the Charitable Trustee’s sole and absolute discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to our discovery that such shares have been transferred to the charitable trust and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible trust action on the basis of, because of, or in reliance on such vote, then the Charitable Trustee will not have the authority to rescind and recast such vote.

Within 20 calendar days of receiving notice from us that shares have been transferred to the charitable trust, the Charitable Trustee must sell the shares held in the charitable trust to a person, designated by the Charitable Trustee, whose ownership of the shares will not violate the ownership limitations set forth above. Upon such sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Charitable Trustee must distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (i) the net price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., a gift, devise or other such transaction), the last reported sales price on the principal exchange or consolidated transaction reporting system with respect to such shares of the relevant class or series on the trading day immediately preceding the relevant date (or if the shares of the relevant class or series are not then traded on an exchange, the last reported sales price of shares of the relevant class or series on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the shares of the relevant class or series may be traded, or if the shares of the relevant class or series are not then traded over any exchange or quotation system, then the market price of the shares of the relevant class or series on the relevant date as determined in good faith by the Board of Trustees or a duly authorized committee thereof) (the “Market Price”), less the costs, expenses and compensation of the Charitable Trustee and GRT as provided in Section 7.11 of the Declaration of Trust (collectively, the “Expenses”) and (ii) net sales proceeds received by the Charitable Trustee from the sale or other disposition of the shares held in the charitable trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid to the Charitable Beneficiary less the Expenses. If, prior to our discovery a Prohibited Owner sells shares that have been transferred to a charitable trust, then (i) such shares will be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess will be paid to the Charitable Trustee upon demand.

Shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a time pursuant to the terms of the Declaration of Trust and at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of the shares to the charitable trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date that we, or our designee, accepts such offer, in each case of the aforementioned (i) and (ii) less the Expenses. We will have the right to accept such offer until the Charitable Trustee has sold the shares held in the charitable trust. Upon such a sale to us, the interest of the Charitable Beneficiary, if any, in the shares sold will terminate and the Charitable Trustee will distribute the net proceeds of the sale to the Prohibited Owner and Charitable Beneficiary as described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% in number or value of the outstanding shares or preferred shares shall within 30 days after the end of each taxable year and also within three business days after requested by the Company, give written notice stating the name and address of such owner, the number of shares which the owner beneficially owns, and a description of the manner in which such shares are held; provided a holder who holds shares as a nominee for another person, which other person is required to include in its gross income the distribution received on such shares (the “Actual Owner”), shall give written notice to the Company stating the name and address of such Actual Owner and the number of shares of such Actual Owner with respect to which the holder is nominee. Each such Actual Owner must provide to the Company such additional information as is requested in order to determine the effect, if any, of such beneficial ownership on GRT’s status as a REIT, to ensure compliance with the ownership limits and to determine compliance with other applicable laws or requirements.  In addition, any such holder will, upon demand, be required to provide GRT with such information as requested in ordered to determine GRT’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

All certificates evidencing common shares and preferred shares will bear a legend referring to the restrictions described above.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAXATION OF THE COMPANY

For a discussion of the taxation of us and the tax considerations relevant to shareholders generally, see “United States Federal Income Taxation of the Company” beginning on page 33 of the accompanying prospectus.  The following summarizes the supplemental material U.S. federal income tax considerations that you may consider relevant relating to the acquisition, ownership and disposition of our common shares and should be read in conjunction with the accompanying prospectus.

The following summary is not intended to be, and is not tax advice to any potential purchaser.   The provisions summarized are highly technical and complex, and this summary is qualified in its entirety by the applicable Code provisions, current and temporary regulations promulgated thereunder (“Treasury Regulations”), and administrative and judicial interpretations thereof.  Moreover, this summary is directed to prospective purchasers who will hold the common shares as capital assets and does not deal with all tax aspects that might be relevant to a particular prospective shareholder in light of his or her personal circumstances, nor does it deal with particular types of shareholders that are subject to special treatment under the Code, including, but not limited to, tax-exempt organizations, insurance companies, financial institutions, shareholders holding securities as part of a hedge or straddle, foreign taxpayers and broker-dealers.

The information in this section is based on the Code, the Treasury Regulations, current administrative interpretations, and practices of the Internal Revenue Service (the “IRS”) (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), the legislative history of the Code, and court decisions, all as of the date hereof.  No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change the current law or adversely affect existing interpretations of current law.  Any such change could apply retroactively to transactions preceding the date of the change.

Each prospective purchaser of our common shares is advised to consult his or her own tax advisor with respect to his or her specific federal, state, local, foreign and other tax consequences of the acquisition, ownership and sale of our common shares and of potential changes in applicable tax laws.

General

In addition to the discussion of material U.S. federal income tax considerations as described in the accompanying prospectus under “United States Federal Income Taxation of the Company—General”, long-term capital gains attributable to the sale of depreciable real property are subject to a 25% maximum federal income tax rate for individual U.S Holders, to the extent of previously claimed depreciation deductions.

Furthermore, we do not expect that through our ownership of any corporation, directly or indirectly, we will violate the requirement that the value of all securities in taxable REIT subsidiaries held by a REIT not exceed 20% (25% for taxable years beginning after July 30, 2008) of the value of all of the assets of the REIT.

Recently Enacted Legislation

Under recently enacted legislation, certain U.S. shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions.  This tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from the disposition of REIT shares.  As enacted, the tax will apply for taxable years beginning after December 31, 2012.  U.S. Holders are urged to consult their own tax advisors regarding the effect, if any, of this new legislation on taxable income arising from ownership and disposition of our Shares.

Passive Activity Losses and Investment Interest Limitations.

Distributions we make and gain arising from the sale or exchange by a U.S. Holder of our Shares will be treated as portfolio income.  As a result, U.S. Holders generally will not be able to apply any “passive losses” against this income or gain.  A U.S. Holder may elect to treat capital gain dividends, capital gains from the disposition of shares and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the U.S. Holder will be taxed at ordinary income rates on such amount.  Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation.  Gain arising from the sale or other disposition of our Shares, however, will not be treated as investment income under certain circumstances.

PLAN OF DISTRIBUTION

We and our affiliate, GPLP, entered into separate equity distribution agreements with each of KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, under which we may offer and sell, from time to time, common shares as part of our continuous offering program.  On December 20, 2011, we amended the equity distribution agreements with KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC to increase the aggregate offering price of common shares that may be offered and sold from time to time from $100,000,000 to $200,000,000.  On July 31, 2012, we entered into an equity distribution agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated to add them as a sales agent and further amended the equity distribution agreements with each of KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC to reflect the additional equity distribution agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Prior to the filing of this prospectus supplement, we had offered and sold an aggregate of $146,763,297 of our common shares through our continuous offering program.  These sales were made pursuant to our prior prospectus supplement dated as of May 16, 2011, as amended by an addendum dated as of December 20, 2011, which for purposes of further sales of our common shares under the equity distribution agreements are superseded hereby.  As of the date of this prospectus supplement, common shares having an aggregate offering price of approximately $53,236,703 remain available for offer and sale pursuant to this prospectus supplement.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, including sales made directly on the NYSE, or sales made to or through a market maker other than on an exchange.  As an agent, none of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated will engage in any transactions that stabilize the price of our common shares.

Upon acceptance of written instructions from us, the sales agents will use commercially reasonable efforts, consistent with their sales and trading practices, to solicit offers to purchase our common shares under the terms and subject to the conditions set forth in the equity distribution agreements.  We will instruct the sales agents as to the amount of common shares to be sold.  We may instruct the sales agents not to sell common shares if the sales cannot be effected at or above the price designated by us in any instruction.  Our common shares to which this prospectus supplement relates will be sold through only one sales agent on any given day.  We or the sales agents may suspend the offering of common shares upon proper notice and subject to other conditions.

The sales agents will provide written confirmation to us no later than the opening of the NYSE, on the trading day following the trading day in which common shares were sold under the equity distribution agreements.  Each confirmation will include the number of common shares sold on the preceding day, the net proceeds to us and the compensation payable by us to the sales agents in connection with any sales.

We will pay the sales agents commissions for their services in acting as sales agent and/or principal in the sale of common shares.  Each sales agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price of all common shares sold through them as our agent under the equity distribution agreements.  We estimate that the total expenses for the offering, excluding compensation payable to the sales agents under the terms of the equity distribution agreements, will be approximately $500,000.  In connection with the sale of common shares on our behalf, the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions and discounts.

Settlement of sales of common shares will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and each sales agent in connection with a particular transaction, in return for payment of the net proceeds to us.  There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of common shares sold through the sales agents under the equity distribution agreements, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sales of common shares.

The sales agents have determined that our common shares are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.  If the sales agents have, or we have, reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of common shares under the equity distribution agreements will be suspended until that or other exemptive provisions have been satisfied in the judgment of the sales agents and us.

The offering of common shares pursuant to the equity distribution agreements will terminate upon the earlier of (1) the sale of common shares having an aggregate offering price of $200,000,000 pursuant to this offering and (2) the termination of the equity distribution agreements.  The equity distribution agreements may be terminated by each sales agent as to itself or us at any time upon three days’ notice, and by the sales agents at any time in certain circumstances, including our failure to maintain a listing of our common shares on the NYSE or the occurrence of a material adverse change in our company.

As described in “Use of Proceeds,” we intend to use the net proceeds of this offering to reduce the outstanding principal amount under our credit facility.  KeyBank National Association serves as administrative agent for our credit facility and KeyBanc Capital Markets Inc., a sales agent in this offering and an affiliate of KeyBank National Association, serves as lead arranger and book manager.  Merrill Lynch, Pierce, Fenner & Smith Incorporated, a sales agent in this offering, serves as joint lead arranger for our credit facility and Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, serves as co-syndication agent and is a lender under our credit facility.  Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, a sales agent in this offering, serves as a co-syndication agent and is a lender under our credit facility.  As a result, such sales agents and/or their affiliates will receive a portion of the net proceeds of this offering through the repayment of those borrowings.

The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.  In the ordinary course of their various business activities, the sales agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the Company.  The sales agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

ERISA MATTERS

We may be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and a “disqualified person” under corresponding provisions of the Code with respect to certain employee benefit plans.  Certain transactions between an employee benefit plan and a party in interest or disqualified person may result in “prohibited transactions” within the meaning of ERISA and the Code, unless such transactions are effected pursuant to an applicable exemption.  Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to invest in the common shares should consult with its legal counsel.

VALIDITY OF COMMON SHARES

Certain legal matters, including the legal authorization and issuance of the common shares and legal matters concerning Maryland law in this prospectus supplement, excluding tax matters, will be passed upon for us by Squire Sanders (US) LLP, Cleveland, Ohio.  Certain tax matters described in this prospectus supplement and the accompanying prospectus will be passed upon for us by McDonald Hopkins LLC, Cleveland, Ohio.  Certain legal matters relating to this offering will be passed upon for the sales agents by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The financial statements and schedules as of December 31, 2011 and 2010 and for each of the three years in the period ended December 31, 2011 and the effectiveness of internal control over financial reporting as of December 31, 2011 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The Statement of Revenues and Certain Expenses of BRE/Pearlridge, LLC for the year ended December 31, 2011 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

GLIMCHER REALTY TRUST
DEBT SECURITIES
PREFERRED SHARES
COMMON SHARES
WARRANTS
RIGHTS
PURCHASE CONTRACTS
UNITS

Glimcher Realty Trust may offer, issue and sell from time to time our debt securities, which may be in one or more series and may be senior debt securities or subordinated debt securities; our preferred shares, which we may issue in one or more series; our common shares; warrants to purchase our preferred shares or common shares; rights to purchase our common shares; purchase contracts to acquire any of the other securities that may be sold under the prospectus; and any combination of these securities, individually or as units.  We may sell any combination of the securities described in this prospectus in one or more offerings. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet which will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The securities may be offered through one or more underwriters, dealers and agents or directly to purchasers on a continuous or delayed basis.  The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Our common shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “GRT.” On February 24, 2011, the closing sale price of our common shares as reported on the NYSE was $8.75 per share.  Our 8.75% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest are traded on the NYSE under the symbol “GRTPRF.”  On February 24, 2011, the closing sale price of our 8.75% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest as reported on the NYSE was $25.33 per share.  Our 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest are traded on the NYSE under the symbol “GRTPRG.”  On February 24, 2011, the closing sale price of our 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest as reported on the NYSE was $24.40 per share.

Our principal executive offices are located at 180 East Broad Street, Columbus, Ohio 43215, and our telephone number is (614) 621-9000.
_________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
_________________________

The date of this prospectus is February 25, 2011

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF INFORMATION WE FILE WITH THE SEC	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
WHO WE ARE	3
RISK FACTORS	4
USE OF PROCEEDS	4
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARES DIVIDENDS	4
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF CAPITAL SHARES	8
DESCRIPTION OF PREFERRED SHARES	10
DESCRIPTION OF COMMON SHARES	25
CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND AMENDED AND RESTATED BYLAWS	27
DESCRIPTION OF WARRANTS	30
DESCRIPTION OF RIGHTS	31
DESCRIPTION OF PURCHASE CONTRACTS	32
DESCRIPTION OF UNITS	32
UNITED STATES FEDERAL INCOME TAXATION OF THE COMPANY	33
LEGAL MATTERS	47
EXPERTS	47
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION	47
FOR SECURITIES ACT LIABILITIES	47
_________________________

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of the securities offered by us, which is not meant to be a complete description of each security.  Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

This prospectus and any applicable prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by such documents in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation of an offer in such jurisdiction.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

In this prospectus and any prospectus supplement hereto, unless the context suggests otherwise, references to the “Company,” “we,” “GRT,” “us,” “our Company,” and “our” mean Glimcher Realty Trust.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC.  You may read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.  The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the SEC’s website is http://www.sec.gov.  Our SEC filings also are available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. For further information on us and the securities being offered, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement.  Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included, or incorporated by reference, copies of these documents as exhibits to our registration statement of which this prospectus is a part.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” into this prospectus documents that we file with the SEC. This permits us to disclose important information to you by referring you to those filed documents. Any information incorporated by reference this way is considered to be a part of this prospectus, and information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference into this prospectus the documents listed below, which we have already filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2010;

•	our Current Report on Form 8-K filed with the SEC on January 11, 2011 and our Amendment to Current Report on Form 8-K/A filed with the SEC on January 4, 2011;

•
the description of our 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series G Preferred Shares”) contained in our Registration Statement on Form 8-A12B, filed with the SEC on February 20, 2004;

•
the description of our 8.75% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series F Preferred Shares”) contained in our Registration Statement on Form 8-A12B, filed with the SEC on August 22, 2003; and

•
the description of our common shares contained in our Registration Statement on Form 8-A, filed with the SEC on October 21, 1993, and the information thereby incorporated by reference contained in the Company’s Registration Statement on Form S-11 (No. 33-69740), as amended by Amendments No. 1, 2, 3, 4 and 5, filed with the SEC on September 30, 1993, November 5, 1993, November 22, 1993, November 30, 1993, January 10, 1994 and January 19, 1994, respectively, under the heading “Description of Shares of Beneficial Interest.”

Whenever, after the date of this prospectus, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be incorporated by reference and deemed to be a part of this prospectus from the time they are filed (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests for documents should be directed to Glimcher Realty Trust, 180 East Broad Street, Columbus, Ohio 43215, Attention: Senior Vice President, Finance and Accounting (telephone number (614) 621-9000).

You should rely only on the information contained or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.  Statements that do not relate strictly to historical or current facts are forward-looking and are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “trend,” “opportunity,” “pipeline,” “comfortable,” “current,” “position,” “assume,” “outlook,” “remain,” “maintain,” “sustain,” “achieve,” “would” or other similar words or expressions.  Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.

Forward-looking statements speak only as of the date they are made and are qualified in their entirety by reference to the factors discussed throughout this prospectus.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or the occurrence of unanticipated events except as required by applicable law.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to: changes in political, economic or market conditions generally and the real estate and capital markets specifically; impact of increased competition; availability of capital and financing; failure to complete the proposed amendments to the Registrant’s corporate credit facility; tenant or joint venture partner(s) bankruptcies; failure to increase mall store occupancy and same-mall operating income; rejection of leases by tenants in bankruptcy; financing and development risks; construction and lease-up delays; cost overruns; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the failure to make additional investments in regional mall properties and to redevelop properties; failure to complete proposed or anticipated acquisitions; the failure to sell properties as anticipated and to obtain estimated sale prices; the failure to upgrade our tenant mix; restrictions in current financing arrangements; inability to exercise available extension options on debt instruments; failure to comply or remain in compliance with the covenants in GRT’s debt instruments, including, but not limited to, the covenants under its corporate credit facility; the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses; the impact of changes to tax legislation and, generally, our tax position; the failure of GRT to qualify as a real estate investment trust (“REIT”); the failure to refinance debt at favorable terms and conditions; an increase in impairment charges with respect to other properties as well as impairment charges with respect to properties for which there has been a prior impairment charge; failure to achieve projected returns on development properties; loss of key personnel; material changes in GRT’s dividend rates on its securities or the ability to pay its dividend on its common shares or other securities; possible restrictions on our ability to operate or dispose of any partially-owned properties; failure to achieve earnings/funds from operations targets or estimates; conflicts of interest with existing joint venture partners; changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries and us; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues, bankruptcies of lending institutions within GRT’s construction loans and corporate credit facility as well as other risks listed from time to time in its press releases, and in GRT’s other reports and statements filed with the SEC.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and any prospectus supplement hereto and in reports of the Company filed with the SEC.  Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management’s views as of the date of this prospectus, or, if applicable, the date of a document incorporated by reference.  All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced to in this section.  Although we believe that the expectations reflected in the forward-looking statements are based on reasonable assumptions, we cannot guarantee future results, levels of activity, performance or achievements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or the occurrence of unanticipated events except as required by applicable law.

WHO WE ARE

Glimcher Realty Trust is a fully-integrated, self-administered and self-managed Maryland REIT which was formed on September 1, 1993 to continue the business of The Glimcher Company and its affiliates, of owning, leasing, acquiring, developing and operating a portfolio of retail properties consisting of regional and super regional malls and community shopping centers. We own (or hold an ownership position via joint venture arrangements), lease, manage and develop a portfolio of retail properties (“Properties”) consisting of enclosed regional malls and open-air lifestyle centers (“Malls”), and community shopping centers (“Community Centers”).

All of our properties are held by, and our operations are conducted through Glimcher Properties Limited Partnership, a Delaware limited partnership (“GPLP”), or by entities in which GPLP has a direct or indirect interest. Our wholly-owned subsidiary, Glimcher Properties Corporation (“GPC”), is the sole general partner of GPLP. As of December 31, 2010, we owned approximately 96.4% of GPLP’s outstanding common units and GPC owned 0.2% of GPLP’s outstanding common units.

At December 31, 2010, the Properties consisted of 23 Malls (18 wholly-owned and five partially-owned through joint ventures), located in 14 states, that contain an aggregate of approximately 20.5 million square feet of gross leasable area (“GLA”) and four Community Centers (three wholly-owned and one partially owned through a joint venture), located in three states, that contain an aggregate of approximately 779,000 square feet of GLA. As of December 31, 2010, the occupancy rate for all of the Properties (including Malls and Community Centers owned through joint ventures) was 94.6% of GLA. The occupied GLA was leased at 81.8%, 9.7% and 8.5% to national, regional and local retailers, respectively, at December 31, 2010. Occupied space of our Properties is defined as any space where a store is open or a tenant is paying rent as of the applicable date indicated, excluding all tenants with leases having an initial term of less than one year. The occupancy percentage is calculated by dividing the occupied space into the total available space to be leased. As of December 31, 2010, the Properties had annualized minimum rents of $230.6 million. Approximately 75.5%, 8.4% and 16.1% of the annualized minimum rents of the Properties as of December 31, 2010 were derived from national, regional, and local retailers, respectively. No single tenant represented more than 2.4% of the aggregate annualized minimum rents of the Properties as of December 31, 2010.

Our executive offices are located at 180 East Broad Street, Columbus, Ohio 43215, and our telephone number is (614) 621-9000. Our website address is www.glimcher.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which is not part of this prospectus.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information included or incorporated by reference into this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.  In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business, financial condition, results of operations and prospects.  For more information, see the sections entitled, “Where You Can Find More Information” and “Incorporation of Information We File With the SEC” in this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and other general corporate purposes, which may include repaying debt, financing capital commitments, and financing future acquisitions, redevelopment and development activities. We will have significant discretion in the use of any net proceeds.  We may provide additional information on the use of the net proceeds from the sale of our securities in an applicable prospectus supplement or other offering materials relating to the offered securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARES DIVIDENDS

Ratio of Earnings to Fixed Charges

The following table sets forth the historical ratios of earnings to fixed charges for the periods indicated:

Years ended December 31,
2010	2009	2008	2007	2006
0.93	1.06	1.18	1.13	1.27

For purposes of computing the ratio of earnings to combined fixed charges, earnings have been calculated by adding fixed charges (excluding capitalized interest and preferred share dividends) to income from continuing operations adjusted to remove minority interest in unconsolidated entities and income or loss from equity investees.  Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, and amortization of deferred financing costs (including amounts capitalized) paid or accrued for the respective period.  In 2010 the ratio of earnings to combined fixed charges was 0.93, representing a deficiency of $6.6 million.

The ratios are based solely on historical financial information, and no pro forma adjustment has been made thereto.

Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends

The following table sets forth the historical ratios of earnings to combined fixed charges and preferred share dividends for the periods indicated:

Years ended December 31,
2010	2009	2008	2007	2006
0.74	0.88	0.99	0.95	1.05

For purposes of computing the ratio of earnings to combined fixed charges and preferred share dividends, earnings have been calculated by adding fixed charges (excluding capitalized interest and preferred share dividends) to income from continuing operations adjusted to remove minority interest in unconsolidated entities and income or loss from equity investees.  Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, amortization of deferred financing costs (including amounts capitalized) and preferred dividends paid or accrued for the respective period. In 2010, 2009, 2008 and 2007, the ratio of earnings to combined fixed charges and preferred share dividends were 0.74, 0.88, 0.99 and 0.95, respectively, representing a deficiency of $28.8 million, $12.3 million, $1.3 million and $5.8 million, respectively.

The ratios are based solely on historical financial information, and no pro forma adjustment has been made thereto.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities.  The debt securities may be our unsecured and unsubordinated obligations or our subordinated obligations.  We use the term “senior debt securities” to refer to the unsecured and unsubordinated obligations.  We use the term “subordinated debt securities” to refer to the subordinated obligations.  The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as is described in the relevant prospectus supplement.  We may issue any of these types of debt securities in one or more series.

Our senior debt securities may be issued from time to time under a senior debt securities indenture with a trustee to be named in the senior debt securities indenture.  Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture with a trustee to be named in the subordinated debt securities indenture, which will describe the specific terms of the debt series.  We use the term “indenture” to refer to the senior debt securities indenture or the subordinated debt securities indenture.  We use the term “trustee” to refer to the trustee named in the senior debt securities indenture or the subordinated debt securities indenture.

Some of our operations are conducted through our subsidiaries.  Accordingly, our cash flow and our ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise.  The payment of dividends and the making of loans and advances to us by our subsidiaries may be (i) subject to statutory or contractual restrictions, (ii) contingent upon the earnings of our subsidiaries, and (iii) subject to various business considerations.  Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the debt securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of the subsidiary and any indebtedness held by a subsidiary that is senior to indebtedness held by us.

The following summary of selected provisions that will be included in indentures and in the debt securities is not complete.  Before making an investment in our debt securities, you should review the applicable prospectus supplement and the applicable indenture, which will be filed with the SEC in connection with the offering of the specific debt securities.

General

We can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities.  The debt securities of each series will be our direct, unsecured obligations.

The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of each series of debt securities being offered, including, where applicable, the following:

•	the title;

•	the aggregate principal amount and whether there is any limit on the aggregate principal amount that we may subsequently issue;

•	whether the debt securities will be senior, senior subordinated, subordinated or junior subordinated;

•	the name of the trustee and its corporate trust office;

•	any limit on the amount of debt securities that may be issued;

•	any subordination provisions;

•	any provisions regarding the conversion or exchange of such debt securities with or into other securities;

•	any default provisions and events of default applicable to such debt securities;

•	any covenants applicable to such debt securities;

•	whether such debt securities are issued in certificated or book-entry form, and the identity of the depositary for those issued in book-entry form;

•
whether such debt securities are to be issuable in registered or bearer form, or both, and any restrictions applicable to the exchange of one form or another and to the offer, sale and delivery of such debt securities in either form;

•
whether such debt securities may be represented initially by a debt security in temporary or permanent global form, and, if so, the initial depositary and the circumstances under which beneficial owners of interests may exchange such interests for debt securities of like tenor and of any authorized form and denomination and the authorized newspapers for publication of notices to holders of bearer securities;

•	any other terms required to establish a series of bearer securities;

•	the price(s) at which such debt securities series will be issued;

•
the person to whom any interest will be payable on any debt securities, if other than the person in whose name the debt security is registered at the close of business on the regular record date for the payment of interest;

•	any provisions restricting the declaration of dividends or requiring the maintenance of any asset ratio or maintenance of reserves;

•	the date or dates on which the principal of and premium, if any, is payable or the method(s), if any, used to determine those dates;

•	the rate(s) at which such debt securities will bear interest or the method(s), if any, used to calculate the rate(s);

•	the date(s), if any, from which any interest will accrue, or the method(s), if any, used to determine the dates on which interest will accrue and date(s) on which interest will be payable;

•	any redemption or early repayment provisions applicable to such debt securities;

•
the stated maturities of installments of interest, if any, on which any interest on such debt securities will be payable and the regular record dates for any interest payable on any debt securities which are registered securities;

•	the places where and the manner in which the principal of and premium and/or interest, if any, will be payable and the places where the debt securities may be presented for transfer;

•
our obligation or right, if any, to redeem, purchase or repay such debt securities of the series pursuant to any sinking fund amortization or analogous provisions or at the option of a holder of such debt securities and other related provisions;

•	the denominations in which any registered securities are to be issuable;

•
the currency, currencies or currency units, including composite currencies, in which the purchase price for, the principal of and any premium and interest, if any, on such debt securities will be payable;

•	the time period within which the manner in which and the terms and conditions upon which the purchaser of any of such debt securities can select the payment currency;

•
if the amount of payments of principal, premium, if any, and interest, if any, on such debt securities is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which such debt securities are stated to be payable, the manner in which these amounts are to be determined and the calculation agent, if any, with respect thereto;

•
if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

•
if we agree to pay any additional amounts on any of the debt securities, and coupons, if any, of the series to any holder in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances, procedures and terms under which we will make these payments;

•	any terms applicable to debt securities of any series issued at an issue price below their stated principal amount;

•
whether such debt securities are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the applicable indenture;

•	any provisions relating to covenant defeasance and legal defeasance;

•	any provisions relating to the satisfaction and discharge of the applicable indenture;

•	any special applicable United States federal income tax considerations;

•	any provisions relating to the modification of the applicable indenture both with and without the consent of the holders of the debt securities of the series issued under such indenture; and

•	any other material terms not inconsistent with the provisions of the applicable indenture.

The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture.  Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the debt securities.  United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.  Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors.  Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee maintained in the Borough of Manhattan, the City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement.  Global securities will be issued in registered form and in either temporary or definitive form.  Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.  The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL SHARES

Both Maryland statutory law governing real estate investment trusts organized under the laws of that state and our declaration of trust, as amended, provides that no shareholder of ours will be personally liable for any obligation of ours solely as a result of his status as a shareholder.  Our Amended and Restated Declaration of Trust, as thereby amended from time to time (as amended, the “Declaration of Trust”) further provides that we shall indemnify each shareholder or former shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder or a former shareholder and that we shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability.  In addition, it is our policy to include a clause in our contracts which provides that shareholders assume no personal liability for obligations entered into on our behalf.  However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory and other liabilities, a shareholder may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by us.  Inasmuch as we carry public liability insurance which we consider adequate, any risk of personal liability to shareholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy the claims against us and our shareholders.

The following description of our common shares and preferred shares, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common shares and preferred shares that we may offer under this prospectus.  For the complete terms of our common shares and preferred shares, please refer to the Declaration of Trust, as amended by the articles supplementary for each series of preferred shares, that are incorporated by reference into the registration statement which includes this prospectus.  Maryland law will also affect the terms of these securities and the rights of holders thereof.  While the terms we have summarized below will apply generally to any future common shares or preferred shares that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement.  If we indicate in any applicable prospectus supplement, the terms of any common shares or preferred shares we offer may differ from the terms we describe below.

Our authorized shares consist of an aggregate 150,000,000 shares of beneficial interest, consisting of common shares and such other types or classes of shares of beneficial interest as our Board of Trustees has created and may create and authorize from time to time and designate as representing our shares of beneficial interest.  We are authorized to issue preferred shares in one or more series, with such terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law and our Board of Trustees may determine by resolution.  As of February 24, 2011, we had issued and outstanding 99,879,778 common shares, 2,400,000 Series F Preferred Shares and 9,500,000 Series G Preferred Shares.

DESCRIPTION OF PREFERRED SHARES

Description of Series F Preferred Shares

Set forth below is a summary of the material terms of the Series F Preferred Shares.

Rank

The Series F Preferred Shares will, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, rank (i) senior to all classes or series of our common shares and all equity securities ranking junior to the Series F Preferred Shares; (ii) on a parity with (a) the Series G Preferred Shares; and (b) all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Series F Preferred Shares; and (iii) junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Series F Preferred Shares.  The term “equity securities” does not include convertible debt securities.

Distributions

Holders of the Series F Preferred Shares will be entitled to receive, when, as and if authorized by our Board of Trustees and declared by us, out of our assets legally available for payment, cash distributions payable quarterly at the rate of 8.75% per annum of the $25.00 liquidation preference (equivalent to $2.1875 per share per annum).  Distributions will be cumulative from the date of original issue and payable quarterly on the 15th of each January, April, July and October of each year or, if not a business day, the next succeeding business day.  Any distribution payable on the Series F Preferred Shares for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions will be payable to holders of record as they appear on our stock transfer books at the close of business on the applicable record date, which will be fixed by our Board of Trustees and which will be not more than 60 nor less than 10 days prior to the distribution payment date.  After full distributions on the Series F Preferred Shares have been paid or declared and funds set aside for payment for all past distribution periods and for the then current quarter, the holders of Series F Preferred Shares will not be entitled to any further distributions with respect to that quarter.

When distributions are not paid in full upon the Series F Preferred Shares and any other series of shares ranking in parity with the Series F Preferred Shares, all distributions declared upon the Series F Preferred Shares and any other shares ranking in parity with the Series F Preferred Shares will be declared pro rata so that the amount of distributions declared per share on the Series F Preferred Shares and the other shares ranking in parity with the Series F Preferred Shares will bear to each other the same ratio that the accrued distributions per share on the Series F Preferred Shares and the other shares ranking in parity with the Series F Preferred Shares bear to each other.  Except as set forth in the preceding sentence, unless full distributions on the Series F Preferred Shares have been or contemporaneously are authorized and either paid or set aside for payment for the current and all past periods, no distributions (other than in common shares or other shares of our equity securities ranking junior to the Series F Preferred Shares as to distributions and upon liquidation) will be authorized or either paid or set aside for payment on our common shares or on any other shares of our equity securities of ours ranking junior to or on a parity with the Series F Preferred Shares as to distributions or upon liquidation.  Unless full distributions on the Series F Preferred Shares have been or contemporaneously are authorized and either paid or set aside for the current and all past periods, we will not redeem, purchase or otherwise acquire for any consideration any common shares or any other shares of our equity securities of ours ranking junior to or on a parity with the Series F Preferred Shares as to distributions or upon liquidation (including less than all of the Series F Preferred Shares), except by conversion into or exchange for shares of equity securities of ours ranking junior to the Series F Preferred Shares as to distributions and upon liquidation.

Our Board of Trustees will not authorize, and we will not pay or set aside for payment, any distributions on the Series F Preferred Shares at such time as the terms and provisions of any agreement of ours, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting aside for payment or provides that such authorization, payment or setting aside for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment will be restricted or prohibited by law.

Notwithstanding the foregoing, distributions on the Series F Preferred Shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions, whether or not any agreement of ours prohibits payment of those distributions, and whether or not those distributions are authorized.  Accrued but unpaid distributions on the Series F Preferred Shares will not bear interest and holders of Series F Preferred Shares will not be entitled to any distribution, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative distributions on the Series F Preferred Shares as provided above.  See “Description of Shares of Beneficial Interest -- Description of Preferred Shares -- Distributions” in the applicable prospectus supplement.

Any distribution payment made on the Series F Preferred Shares will first be credited against the earliest accrued but unpaid distribution due with respect to the shares which remains payable.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”) any portion (the “Capital Gains Amount”) of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of our shares of beneficial interest (the “Total Distributions”), then the portion of the Capital Gains Amount that will be allocable to the holders of the Series F Preferred Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series F Preferred Shares for the year and the denominator of which will be the Total Distributions.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment will be made to the holders of any common shares or our other class or series of our shares of beneficial interest ranking junior to the Series F Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, the holders of the Series F Preferred Shares will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of assets legally available for distribution to shareholders, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of such liquidation, dissolution or winding up (whether or not declared).  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Shares will have no right or claim to any of our remaining assets.

In the event that, upon voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series F Preferred Shares and the corresponding amounts payable on all shares of other classes or series of our equity securities ranking in parity with a liquidating distribution, then the holders of the Series F Preferred Shares and all other such classes or series of equity security will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  If liquidating distributions will have been made in full to all holders of Series F Preferred Shares, our remaining assets will be distributed among the holders of any other classes or series of equity security ranking junior to the Series F Preferred Shares according to their respective rights and preferences and in each case according to their respective number of shares.

For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of us with or into any other entity, (ii) any dissolution, liquidation, winding up, or reorganization of us immediately followed by incorporation of another entity to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of our assets to another entity; provided that, in each case, effective provision is made in the charter of the resulting and surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of the Series F Preferred Shares.

Redemption

On any date fixed by our Board of Trustees, we may, upon not less than 30 nor more than 90 days written notice, redeem the Series F Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions thereon, if any (whether or not declared), to the date fixed for redemption (except as provided below), without interest, to the extent we will have funds legally available therefore.  Holders of the Series F Preferred Shares to be redeemed will surrender the Series F Preferred Shares at the place designated in such notice and will be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption following such surrender.  If notice of redemption of any Series F Preferred Shares has been given and such notice provides that on or before the redemption date specified therein the funds necessary for such redemption shall have been set aside by us in trust for the benefit of the holders of any Series F Preferred Shares so called for redemption, then from and after the redemption date so specified distributions will cease to accrue on such Series F Preferred Shares, such Series F Preferred Shares will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid distributions payable upon such redemption.  If fewer than all of the outstanding Series F Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by our Board of Trustees and such shares will be redeemed pro rata from the holders of record thereof in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by us.

Notwithstanding the foregoing, unless full cumulative distributions on all Series F Preferred Shares will, have been, or contemporaneously are authorized and either paid or set aside for payment for all past distribution periods, no Series F Preferred Shares will be redeemed unless all outstanding Series F Preferred Shares are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any Series F Preferred Shares (except by exchange for our shares of beneficial interest ranking junior to the Series F Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition of Series F Preferred Shares from persons owning in the aggregate more than 8.0% of the lesser of the number or value our total outstanding shares of beneficial interest or 9.9% of the lesser of the number or value of our total outstanding Series F Preferred Shares in order to ensure that we remain qualified as a REIT for federal income tax purposes, or the purchase or acquisition of Series F Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series F Preferred Shares.

Notice of redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 90 days prior to the redemption date.  We will mail a similar notice, postage prepaid, not less than 30 nor more than 90 days prior to the redemption date, addressed to the respective holders of record of Series F Preferred Shares to be redeemed at their respective addresses as shown on our stock transfer books.  No failure to give such notice or any defect thereto or in the mailing thereof will affect the validity of the proceedings for the redemption of any Series F Preferred Shares except as to the holder to whom notice was defective or not given.  Each notice will state: (i) the redemption date, (ii) the redemption price, (iii) the number of Series F Preferred Shares to be redeemed, (iv) the place or places where the Series F Preferred Shares are to be surrendered for payment of the redemption price, and (v) that distributions on the Series F Preferred Shares to be redeemed will cease to accrue on such redemption date.  If fewer than all the Series F Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of Series F Preferred Shares to be redeemed from such holder.

In order to facilitate the redemption of the Series F Preferred Shares, our Board of Trustees may fix a record date for the determination of the Series F Preferred Shares to be redeemed, such record date to be not less than 30 or more than 90 days prior to the date fixed for such redemption.  Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series F Preferred Shares for which a notice of redemption has been given.

The Series F Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions (except as provided under “Description of Series F Preferred Shares -- Restrictions on Ownership and Transfer”).

Subject to applicable law and the limitation on purchases when distributions on the Series F Preferred Shares are in arrears, we may, at any time and from time to time, purchase any Series F Preferred Shares in the open market, by tender or by private agreement.

Voting Rights

Holders of the Series F Preferred Shares will not have any voting rights, except as set forth below or as otherwise expressly required by applicable law.

Whenever distributions on any Series F Preferred Shares will be in arrears for six or more quarterly periods (whether or not consecutive), the holders of the Series F Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees of our Board of Trustees at a special meeting called by the holders of record of at least 20% of the outstanding Series F Preferred Shares or the holders of shares of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders and at each subsequent meeting until all distributions accumulated on such Series F Preferred Shares for the past distribution periods and the then current distribution period will have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment in full.  In such case, our entire Board of Trustees will be increased by two trustees.

The affirmative vote or consent of the holders of at least two-thirds of the outstanding Series F Preferred Shares and of any series of shares ranking in parity with the Series F Preferred Shares, voting as a single class, will be required to authorize another class of equity securities senior to the Series F Preferred Shares with respect to the payment of distributions or the distribution of assets on liquidation.  The affirmative vote or consent of the holders of at least two-thirds of the outstanding Series F Preferred Shares will be required to amend, alter or repeal any provision of, or add any provision to, the Declaration of Trust, as amended, including the articles supplementary relating to the Series F Preferred Shares, if such action would materially and adversely alter or change the rights, preferences or privileges of the Series F Preferred Shares.  No such vote or consent is required in connection with (i) any increase in the total number of our authorized common shares; (ii) the authorization or increase of any class or series of shares of beneficial interest ranking, as to distribution rights and liquidation preference, on a parity with or junior to the Series F Preferred Shares; (iii) any merger or consolidation in which we are the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares of beneficial interest and no securities convertible into shares of beneficial interest ranking as to distribution rights or liquidation preference senior to the Series F Preferred Shares other than our securities outstanding prior to such merger or consolidation; (iv) any merger or consolidation in which we are not the surviving entity if, as result of the merger or consolidation, the holders of Series F Preferred Shares receive shares or beneficial interest or other equity securities with preferences, rights and privileges substantially identical with the preferences, rights and privileges of the Series F Preferred Shares and there are no outstanding shares of beneficial interest or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to the Series F Preferred Shares other than our securities outstanding prior to such merger or consolidation; (v) any merger or consolidation in which the holders of the Series F Preferred shares receive cash in an amount equal to or greater than the liquidation preference plus accrued but unpaid dividends; or (vi) the issuance of any such shares ranking senior to the Series F Preferred Shares is to be made or any such change is to take effect, as the case may be, if, at or prior to the time such issuance the Series F Preferred Shares have been called for redemption upon proper notice of redemption to occur within 90 days and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series F Preferred Shares, unless the redemption price of the Series F Preferred Shares (other than any portion thereof consisting of accrued and unpaid dividends) shall be paid solely from the sale proceeds of such shares ranking senior to the Series F Preferred Shares.

Conversion

The Series F Preferred Shares are not convertible into or exchangeable for any other property or securities.

Restrictions on Ownership and Transfer

In addition to the restrictions on ownership and transfer set forth in the Declaration of Trust, the articles supplementary provide that ownership of Series F Preferred Shares by any person is limited, with certain exceptions, to 9.9% of the lesser of the number or value (in either case as determined in good faith by our Board of Trustees) of the total outstanding Series F Preferred Shares (the “Series F Ownership Limit”).  For information regarding additional restrictions on ownership and transfer of the Series F Preferred Shares, see “Description of Common Shares -- Restrictions on Ownership and Transfer.”

Our Board of Trustees has previously waived or exempted, and may in the future waive or exempt, the Series F Ownership Limit if evidence, satisfactory to our Board of Trustees and our tax counsel, is presented that such ownership will not then or in the future jeopardize our status as a REIT.  As a condition of a waiver by our Board of Trustees, the intended transferee must give us written notice of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by our Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Series F Ownership Limit.

Any transfer of Series F Preferred Shares that would (i) create a direct or indirect ownership of Series F Preferred Shares in excess of the Series F Ownership Limit, (ii) create a direct or indirect ownership of our shares of beneficial interest in excess of 8.0% of the lesser of the number or value of our total outstanding shares of beneficial interest, (iii) result in our shares of beneficial interest being owned by fewer than 100 persons for purposes of the REIT provisions of the Code or (iv) result in our being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the Series F Preferred Shares.  The articles supplementary provide that we may, by notice to the holder thereof, purchase any or all Series F Preferred Shares (the “Series F Excess Preferred Shares”) that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning Series F Preferred Shares in excess of the Series F Ownership Limit or would otherwise jeopardize our REIT status.  From and after the date fixed for purchase by our Board of Trustees, the holder of such shares to be purchased by us will cease to be entitled to distributions, voting rights and other benefits with respect to such Series F Preferred Shares except the right to payment of the purchase price for the shares.  The purchase price for any Series F Excess Preferred Shares will be equal to the fair market value of such Series F Preferred Shares.  Any distribution paid to a proposed transferee on Series F Excess Preferred Shares prior to the discovery by us that such shares have been transferred in violation of the provisions of the articles supplementary will be repaid to us upon demand.  If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Series F Excess Preferred Shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring such Series F Excess Preferred Shares and to hold such Series F Excess Preferred Shares on our behalf.

All persons who own, directly or indirectly by virtue of the attribution provisions of the Code, more than 5% in number or value of the outstanding Series F Preferred Shares must give us written notice containing the information specified in the articles supplementary by January 30 of each year.  In addition, each direct or indirect holder of Series F Preferred Shares will upon demand be required to disclose to us in writing such information with respect to the direct or indirect ownership of Series F Preferred Shares as our Board of Trustees deem necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency, or to determine any such compliance.

Transfer Agent

The registrar, transfer agent and distribution disbursing agent for the Series F Preferred Shares will be Computershare Investor Services, LLC.

Description of Series G Preferred Shares

Set forth below is a summary of the material terms of the Series G Preferred Shares.

Rank

The Series G Preferred Shares will, with respect to distribution rights and rights upon our liquidation, dissolution or winding up, rank (i) senior to all classes or series of our common shares and all equity securities ranking junior to the Series G Preferred Shares; (ii) on a parity with (a) the Series F Preferred Shares; and (b) all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Series G Preferred Shares; and (iii) junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Series G Preferred Shares.  The term “equity securities” does not include convertible debt securities.

Distributions

Holders of the Series G Preferred Shares will be entitled to receive, when, as and if authorized by our Board of Trustees and declared by us, out of our assets legally available for payment, cash distributions payable quarterly at the rate of 8.125% per annum of the $25.00 liquidation preference (equivalent to $2.03125 per share per annum).  However, if following a “change of control” (as defined below), the Series G Preferred Shares are not listed on the New York Stock Exchange or the NYSE AMEX or quoted on NASDAQ (or listed or quoted on a successor exchange or quotation system), holders of the Series G Preferred Shares will be entitled to receive, when and as authorized by our Board of Trustees and declared by us, out of funds legally available for the payment of distributions, cumulative cash distributions from, but not including, the first date on which both the change of control has occurred and the Series G Preferred Shares are not so listed or quoted at the increased rate of 9.125% per annum of the $25.00 liquidation preference (equivalent to $2.28125 per share per annum) for as long as the Series G Preferred Shares are not so listed or quoted.  Distributions will be cumulative from the date of original issue and payable quarterly on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day.  Any distribution payable on the Series G Preferred Shares for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions will be payable to holders of record as they appear on our stock transfer books at the close of business on the applicable record date, which will be fixed by our Board of Trustees and which will be not more than 60 nor less than 10 days prior to the distribution payment date.  After full distributions on the Series G Preferred Shares have been paid or declared and funds set aside for payment for all past distribution periods and for the then current quarter, the holders of Series G Preferred Shares will not be entitled to any further distributions with respect to that quarter.

When distributions are not paid in full upon the Series G Preferred Shares and any other series of shares ranking in parity with the Series G Preferred Shares, all distributions declared upon the Series G Preferred Shares and any other shares ranking in parity with the Series G Preferred Shares will be declared pro rata so that the amount of distributions declared per share on the Series G Preferred Shares and the other shares ranking in parity with the Series G Preferred Shares will bear to each other the same ratio that the accrued distributions per share on the Series G Preferred Shares and the other shares ranking in parity with the Series G Preferred Shares bear to each other.  Except as set forth in the preceding sentence, unless full distributions on the Series G Preferred Shares have been or contemporaneously are authorized and either paid or set aside for payment for the current and all past periods, no distributions (other than in common shares or other shares of our equity securities ranking junior to the Series G Preferred Shares as to distributions and upon liquidation) will be authorized or either paid or set aside for payment on our common shares or on any other shares of our equity securities ranking junior to or on a parity with the Series G Preferred Shares as to distributions or upon liquidation.  Unless full distributions on the Series G Preferred Shares have been or contemporaneously are authorized and either paid or set aside for the current and all past periods, we will not redeem, purchase or otherwise acquire for any consideration any common shares or any other shares of our equity securities ranking junior to or on a parity with the Series G Preferred Shares as to distributions or upon liquidation (including less than all of the Series G Preferred Shares), except by conversion into or exchange for shares of equity securities of ours ranking junior to the Series G Preferred Shares as to distributions and upon liquidation.

Our Board of Trustees will not authorize, and we will not pay or set aside for payment, any distributions on the Series G Preferred Shares at such time as the terms and provisions of any agreement of ours, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting aside for payment or provides that such authorization, payment or setting aside for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment will be restricted or prohibited by law.

Notwithstanding the foregoing, distributions on the Series G Preferred Shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of those distributions, whether or not any agreement of ours prohibits payment of those distributions, and whether or not those distributions are authorized.  Accrued but unpaid distributions on the Series G Preferred Shares will not bear interest and holders of Series G Preferred Shares will not be entitled to any distribution, whether payable in cash, property or shares of beneficial interest, in excess of full cumulative distributions on the Series G Preferred Shares as provided above.  See “Description of Shares of Beneficial Interest -- Description of Preferred Shares -- Distributions” in the applicable prospectus supplement.

Any distribution payment made on the Series G Preferred Shares will first be credited against the earliest accrued but unpaid distribution due with respect to the shares which remain payable.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of our shares of beneficial interest (the “Total Distributions”), then the portion of the Capital Gains Amount that will be allocable to the holders of the Series G Preferred Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of the Series G Preferred Shares for the year and the denominator of which will be the Total Distributions.

A “change of control” shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of our total voting stock; (ii) the date we sell, transfer or otherwise dispose of all or substantially all of our assets; or (iii) the date of the consummation of a merger or share exchange of our company with another entity where our shareholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of shares to elect directors by a separate group vote) to which all shareholders of the company issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of our Board of Trustees immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting stock” shall mean stock of any class or kind having the power to vote generally in the election of directors.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment will be made to the holders of any common shares or our other class or series of our shares of beneficial interest ranking junior to the Series G Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up, the holders of the Series G Preferred Shares will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of assets legally available for distribution to shareholders, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of such liquidation, dissolution or winding up (whether or not declared).  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Shares will have no right or claim to any of our remaining assets.

In the event that, upon voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding Series G Preferred Shares and the corresponding amounts payable on all shares of other classes or series of our equity securities ranking in parity with the Series G Preferred Shares in a liquidating distribution of assets, then the holders of the Series G Preferred Shares and all other such classes or series of equity security will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  If liquidating distributions will have been made in full to all holders of Series G Preferred Shares, our remaining assets will be distributed among the holders of any other classes or series of equity security ranking junior to the Series G Preferred Shares according to their respective rights and preferences and in each case according to their respective number of shares.

For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) our consolidation or merger of us with or into any other entity, (ii) our dissolution, liquidation, winding up, or reorganization of us immediately followed by incorporation of another entity to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of our assets to another entity; provided that, in each case, effective provision is made in the charter of the resulting and surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of the Series G Preferred Shares.

Redemption

On any date fixed by our Board of Trustees, we may, upon not less than 30 nor more than 90 days written notice, redeem the Series G Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid distributions thereon, if any (whether or not declared), to the date fixed for redemption (except as provided below), without interest, to the extent we will have funds legally available therefore.  Holders of the Series G Preferred Shares to be redeemed will surrender the Series G Preferred Shares at the place designated in such notice and will be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption following such surrender.  If notice of redemption of any Series G Preferred Shares has been given and such notice provides that on or before the redemption date specified therein the funds necessary for such redemption shall have been set aside by us in trust for the benefit of the holders of any Series G Preferred Shares so called for redemption, then from and after the redemption date so specified distributions will cease to accrue on such Series G Preferred Shares, such Series G Preferred Shares will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid distributions payable upon such redemption.  If fewer than all of the outstanding Series G Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by our Board of Trustees and such shares will be redeemed pro rata from the holders of record thereof in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by us.

Notwithstanding the foregoing, unless full cumulative distributions on all Series G Preferred Shares will, have been, or contemporaneously are authorized and either paid or set aside for payment for all past distribution periods, no Series G Preferred Shares will be redeemed unless all outstanding Series G Preferred Shares are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any Series G Preferred Shares (except by exchange for our shares of beneficial interest ranking junior to the Series G Preferred Shares as to distributions and upon liquidation); provided, however, that the foregoing will not prevent the purchase or acquisition of Series G Preferred Shares from persons owning in the aggregate more than 8.0% of the lesser of the number or value of our total outstanding shares of beneficial interest or 9.9% of the lesser of the number or value of our total outstanding Series G Preferred Shares in order to ensure that we remain qualified as a REIT for federal income tax purposes, or the purchase or acquisition of Series G Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series G Preferred Shares.

Notice of redemption will be given by publication in a newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 90 days prior to the redemption date.  We will mail a similar notice, postage prepaid, not less than 30 nor more than 90 days prior to the redemption date, addressed to the respective holders of record of Series G Preferred Shares to be redeemed at their respective addresses as shown on our stock transfer books.  No failure to give such notice or any defect thereto or in the mailing thereof will affect the validity of the proceedings for the redemption of any Series G Preferred Shares except as to the holder to whom notice was defective or not given.  Each notice will state: (i) the redemption date, (ii) the redemption price, (iii) the number of Series G Preferred Shares to be redeemed, (iv) the place or places where the Series G Preferred Shares are to be surrendered for payment of the redemption price, and (v) that distributions on the Series G Preferred Shares to be redeemed will cease to accrue on such redemption date.  If fewer than all the Series G Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of Series G Preferred Shares to be redeemed from such holder.

In order to facilitate the redemption of the Series G Preferred Shares, our Board of Trustees may fix a record date for the determination of the Series G Preferred Shares to be redeemed, such record date to be not less than 30 or more than 90 days prior to the date fixed for such redemption.  Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series G Preferred Shares for which a notice of redemption has been given.

The Series G Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions (except as provided under “Series G Preferred Shares -- Restrictions on Ownership and Transfer”).

Subject to applicable law and the limitation on purchases when distributions on the Series G Preferred Shares are in arrears, we may, at any time and from time to time, purchase any Series G Preferred Shares in the open market, by tender or by private agreement.

Voting Rights

Holders of the Series G Preferred Shares will not have any voting rights, except as set forth below or as otherwise expressly required by applicable law.

Whenever distributions on any Series G Preferred Shares will be in arrears for six or more quarterly periods (whether or not consecutive), the holders of the Series G Preferred Shares (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees to our Board of Trustees at a special meeting called by the holders of record of at least 20% of the outstanding Series G Preferred Shares or the holders of shares of any series of preferred shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders and at each subsequent meeting until all distributions accumulated on such Series G Preferred Shares for the past distribution periods and the then current distribution period will have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment in full.  In such case, our entire Board of Trustees will be increased by the number of seats necessary to accommodate the election of the two additional trustees.

The affirmative vote or consent of the holders of at least two-thirds of the outstanding Series G Preferred Shares and of any series of shares ranking in parity with the Series G Preferred Shares, voting as a single class, will be required to authorize another class of equity securities senior to the Series G Preferred Shares with respect to the payment of distributions or the distribution of assets on liquidation.  The affirmative vote or consent of the holders of at least two-thirds of the outstanding Series G Preferred Shares will be required to amend, alter or repeal any provision of, or add any provision to, the Declaration of Trust, as amended, including the articles supplementary relating to the Series G Preferred Shares, if such action would materially and adversely alter or change the rights, preferences or privileges of the Series G Preferred Shares.  No such vote or consent is required in connection with (i) any increase in the total number of our authorized common shares; (ii) the authorization or increase of any class or series of shares of beneficial interest ranking, as to distribution rights and liquidation preference, on a parity with or junior to the Series G Preferred Shares; (iii) any merger or consolidation in which we are the surviving entity if, immediately after the merger or consolidation, there are outstanding no shares of beneficial interest and no securities convertible into shares of beneficial interest ranking as to distribution rights or liquidation preference senior to the Series G Preferred Shares other than our securities outstanding prior to such merger or consolidation; (iv) any merger or consolidation in which we are not the surviving entity if, as result of the merger or consolidation, the holders of Series G Preferred Shares receive shares or beneficial interest or other equity securities with preferences, rights and privileges substantially identical with the preferences, rights and privileges of the Series G Preferred Shares and there are no outstanding shares of beneficial interest or other equity securities of the surviving entity ranking as to distribution rights or liquidation preference senior to the Series G Preferred Shares other than our securities outstanding prior to such merger or consolidation; (v) any merger or consolidation in which the holders of the Series G Preferred shares receive cash in an amount equal to or greater than the liquidation preference plus accrued but unpaid dividends; or (vi) the issuance of any such shares ranking senior to the Series G Preferred Shares is to be made or any such change is to take effect, as the case may be, if, at or prior to the time such issuance the Series G Preferred Shares have been called for redemption upon proper notice of redemption to occur within 90 days and sufficient funds have been irrevocably deposited in trust for the redemption of all the then outstanding Series G Preferred Shares, unless the redemption price of the Series G Preferred Shares (other than any portion thereof consisting of accrued and unpaid dividends) shall be paid solely from the sale proceeds of such shares ranking senior to the Series G Preferred Shares.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series G Preferred Shares are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series G Preferred Shares as their names and addresses appear in our record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series G Preferred Shares. We will mail (or otherwise provide) the information to the holders of Series G Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act.

Conversion

The Series G Preferred Shares are not convertible into or exchangeable for any other property or securities.

Restrictions on Ownership and Transfer

In addition to the restrictions on ownership and transfer set forth in the Declaration of Trust, the articles supplementary provide that ownership of Series G Preferred Shares by any person is limited, with certain exceptions, to 9.9% of the lesser of the number or value (in either case as determined in good faith by our Board of Trustees) of the total outstanding Series G Preferred Shares (the “Series G Ownership Limit”).  For information regarding additional restrictions on ownership and transfer of the Series G Preferred Shares, see “Description of Common Shares -- Restrictions on Ownership and Transfer.”

Our Board of Trustees has previously waived or exempted, and may in the future waive or exempt, the Series G Ownership Limit if evidence, satisfactory to our Board of Trustees and our tax counsel, is presented that such ownership will not then or in the future jeopardize our status as a REIT.  As a condition of a waiver by our Board of Trustees, the intended transferee must give us written notice of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by our Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of the Series G Ownership Limit.

Any transfer of Series G Preferred Shares that would (i) create a direct or indirect ownership of Series G Preferred Shares in excess of the Series G Ownership Limit, (ii) create a direct or indirect ownership of our shares of beneficial interest in excess of 8.0% of the lesser of the number or value of our total outstanding shares of beneficial interest, (iii) result in our shares of beneficial interest being owned by fewer than 100 persons for purposes of the REIT provisions of the Code, or (iv) result in our being “closely held” within the meaning of Section 856(h) of the Code, will be null and void, and the intended transferee will acquire no rights to the Series G Preferred Shares.  The articles supplementary provide that we may, by notice to the holder thereof, purchase any or all Series G Preferred Shares (the “Series G Excess Preferred Shares”) that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning Series G Preferred Shares in excess of the Series G Ownership Limit or would otherwise jeopardize our REIT status.  From and after the date fixed for purchase by our Board of Trustees, the holder of such shares to be purchased by us will cease to be entitled to distributions, voting rights and other benefits with respect to such Series G Preferred Shares except the right to payment of the purchase price for the shares.  The purchase price for any Series G Excess Preferred Shares will be equal to the fair market value of such Series G Preferred Shares.  Any distribution paid to a proposed transferee on Series G Excess Preferred Shares prior to the discovery by us that such shares have been transferred in violation of the provisions of the articles supplementary will be repaid to us upon demand.  If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Series G Excess Preferred Shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring such Series G Excess Preferred Shares and to hold such Series G Excess Preferred Shares on our behalf.

All persons who own, directly or indirectly by virtue of the attribution provisions of the Code, more than 5% in number or value of the outstanding Series G Preferred Shares must give us written notice containing the information specified in the articles supplementary by January 30 of each year.  In addition, each direct or indirect holder of Series G Preferred Shares will upon demand be required to disclose to us in writing such information with respect to the direct or indirect ownership of Series G Preferred Shares as our Board of Trustees deem necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

Transfer Agent

The registrar, transfer agent and distribution disbursing agent for the Series G Preferred Shares will be Computershare Investor Services, LLC.

Other Preferred Shares

The following description of the preferred shares, which may be offered pursuant to a prospectus supplement, sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate.  The particular terms of the preferred shares being offered and the extent to which such general provisions may or may not apply will be described in a prospectus supplement relating to such preferred shares.  The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Declaration of Trust, as amended (including any articles supplementary setting forth the terms of the preferred shares), and our amended and restated bylaws (our “Amended and Restated Bylaws”), as in effect.

Subject to limitations prescribed by Maryland law and our Declaration of Trust, as amended, our Board of Trustees is authorized to fix the number of shares constituting each series of preferred shares and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as may be fixed by resolution of our Board of Trustees or a duly authorized committee thereof.  The preferred shares will, when issued, be fully paid and nonassessable and will have no preemptive rights.

The register and transfer agent for any preferred shares will be set forth in the applicable prospectus supplement.

Reference is made to the prospectus supplement relating to the preferred shares offered thereby for specific terms, including:

•	the title and stated value of such preferred shares;

•	the number of such preferred shares being offered, the liquidation preference per share and the offering price of such preferred shares;

•	the distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

•	the date from which distributions on such preferred shares shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for such preferred shares;

•	the provision for a sinking fund, if any, for such preferred shares;

•	the provisions for redemption, if applicable, of such preferred shares;

•	any listing of such preferred shares on any securities exchange;

•	the terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

•	a discussion of United States federal income tax considerations applicable to such preferred shares;

•
the relative ranking and preferences of such preferred shares as to distribution rights (including whether any liquidation preference as to the preferred shares will be treated as a liability for purposes of determining the availability of assets of ours for distributions to holders of common or preferred shares remaining junior to the preferred shares as to distribution rights) and rights upon liquidation, dissolution or winding up of our affairs;

•
any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to distribution rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of such preferred shares, in each case as may be appropriate to preserve our status as a REIT; and

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

The above is not intended to be an exclusive list of the terms that may be applicable to any preferred shares and we are not limited in any respect in our ability to issue preferred shares with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture.  Any applicable prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the preferred shares .  United States federal income tax consequences and special considerations, if any, applicable to any such series of preferred shares will be described in the applicable prospectus supplement.

Rank

Unless otherwise specified in the applicable prospectus supplement, the preferred shares will, with respect to distribution rights and/or rights upon liquidation, dissolution or winding up, rank (i) senior to all classes or series of common shares, and to all equity securities ranking junior to such preferred shares with respect to our distribution rights and/or rights upon liquidation, dissolution or winding up of, as the case may be; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred shares with respect to distribution rights and/or rights upon liquidation, dissolution or winding up, as the case may be; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred shares with respect to distribution rights and/or rights upon liquidation, dissolution or winding up, as the case may be.  As used in the Declaration of Trust, as amended, for these purposes, the term “equity securities” does not include convertible debt securities.  The preferred shares may rank on a parity with or junior to the Series F Preferred Shares and the Series G Preferred Shares unless the holders of the Series F Preferred Shares and Series G Preferred Shares agree otherwise.

Distributions

Unless otherwise specified in the applicable prospectus supplement, holders of preferred shares shall be entitled to receive, when, as and if authorized by our Board of Trustees, out of assets of ours legally available for payment, cash distributions at such rates (or method of calculation thereof) and on such dates as will be set forth in the applicable prospectus supplement.  Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our Board of Trustees.

Distributions on any series of the preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement.  Distributions, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.  If our Board of Trustees fails to authorize a distribution payable on a distribution payment date on any series of the preferred shares for which distributions are noncumulative, then the holders of such series of the preferred shares will have no right to receive a distribution in respect of the distribution period ending on such distribution payment date, and we will have no obligation to pay the distribution accrued for such period, whether or not distributions on such series are authorized for payment on any future distribution payment date.

If any preferred shares of any series are outstanding, no full distributions shall be authorized or paid or set apart for payment on the preferred shares of ours of any other series ranking, as to distributions, on a parity with or junior to the preferred shares of such series for any period unless (i) if such series of preferred shares has a cumulative distribution, full cumulative distributions have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such series for all past distribution periods and the then current distribution period or (ii) if such series of preferred shares does not have a cumulative distribution, full distributions for the then current distribution period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such series.  When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to distributions with the preferred shares of such series, all distributions authorized upon the preferred shares of such series and any other series of preferred shares ranking on a parity as to distributions with such preferred shares shall be authorized pro rata so that the amount of distributions authorized per share on the preferred shares of such series and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued and unpaid distributions per share on the preferred shares of such series (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution) and such other series of preferred shares bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on preferred shares of such series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless (i) if such series of preferred shares has a cumulative distribution, full cumulative distributions on the preferred shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and (ii) if such series of preferred shares does not have a cumulative distribution, full distributions on the preferred shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no distributions (other than in common shares or other shares of beneficial interest ranking junior to the preferred shares of such series as to distributions and upon liquidation, dissolution or winding up of our affairs) shall be authorized or paid or set aside for payment or other distribution upon the common shares or any other shares of beneficial interest of us ranking junior to or on a parity with the preferred shares of such series as to distributions or upon liquidation, dissolution or winding up of our affairs, nor shall any common shares or any other shares of beneficial interest ranking junior to or on a parity with the preferred shares of such series as to distributions or upon liquidation, dissolution or winding up of our affairs be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of beneficial interest) by us (except by conversion into or exchange for other shares of beneficial interest ranking junior to the preferred shares of such series as to distributions and upon liquidation, dissolution or winding up of our affairs).

Any distribution payment made on a series of preferred shares shall first be credited against the earliest accrued but unpaid distribution due with respect to shares of such series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred shares of any series will be subject to mandatory redemption or redemption at the option of us, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of such preferred shares that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid distributions thereon (which shall not, if such preferred shares does not have a cumulative distribution, include any accumulation in respect of unpaid distributions for prior distribution periods) to the date of redemption.  The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.  If the redemption price for preferred shares of any series is payable only from the net proceeds of the issuance of shares of beneficial interest, the terms of such preferred shares may provide that, if no such shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred shares shall automatically and mandatorily be converted into shares of the applicable shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless (i) if such series of preferred shares has a cumulative distribution, full cumulative distributions on all shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and (ii) if such series of preferred shares does not have a cumulative distribution, full distributions on all shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, no shares of such series of preferred shares shall be redeemed unless all outstanding preferred shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series, and, unless (a) if such series of preferred shares has a cumulative distribution, full cumulative distributions on all outstanding shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period and (b) if such series of preferred shares does not have a cumulative distribution, full distributions on all shares of such series have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for payment for the then current distribution period, we shall not purchase or otherwise acquire directly or indirectly any preferred shares of such series (except by conversion into or exchange for shares of beneficial interest ranking junior to the preferred shares of such series as to distributions and upon liquidation).

If fewer than all of the outstanding preferred shares of any series are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by us.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on our stock transfer books.  Each notice shall state: (i) the redemption date, (ii) the number of shares and series of the preferred shares to be redeemed, (iii) the redemption price, (iv) the place or places where certificates for such preferred shares are to be surrendered for payment of the redemption price, (v) that distributions on the shares to be redeemed will cease to accrue on such redemption date, and (vi) the date upon which the holder’s conversion rights, if any, as to such shares shall terminate.  If fewer than all the preferred shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of preferred shares to be redeemed from each such holder.  If notice of redemption of any preferred shares has been properly given and if the funds necessary for such redemption have been irrevocably set aside by us in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date distributions will cease to accrue on such preferred shares, such preferred shares shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.  Any moneys so deposited which remain unclaimed by the holders of such preferred shares at the end of two years after the redemption date will be returned by the applicable bank or trust company to us.

Liquidation Preference

Unless otherwise provided in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares of beneficial interest ranking junior to any series of preferred shares in the distribution of assets upon our liquidation, dissolution or winding up, the holders of such series of preferred shares shall be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution).  After payment of the full amount of the liquidating distributions to which they are entitled, the holders of such series of preferred shares will have no right or claim to any of the remaining assets of ours.  In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all such outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of shares of beneficial interest of ranking on a parity with such series of preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such series of preferred shares and all other such classes or series of shares of beneficial interest shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions shall have been made in full to all holders of a series of preferred shares, the remaining assets of ours shall be distributed among the holders of any other classes or series of shares of beneficial interest ranking junior to such series of preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.  For purposes of this section, a distribution of assets in any dissolution, winding up or liquidation will not include (i) any consolidation or merger of us with or into any other corporation, (ii) our dissolution, liquidation, winding up, or reorganization immediately followed by organization of another entity to which such assets are distributed or (iii) a sale or other disposition of all or substantially all of our assets to another entity; provided that, in each case, effective provision is made in the charter of the resulting and surviving entity or otherwise for the recognition, preservation and protection of the rights of the holders of preferred shares.

Voting Rights

Holders of any series of preferred shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

Unless provided otherwise for any series of preferred shares, so long as any preferred shares remain outstanding, we will not, without the affirmative vote or consent of the holders of a majority of the shares of each series of preferred shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares of beneficial interest ranking prior to such series of preferred shares with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of beneficial interest into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust, as amended, including the applicable articles supplementary for such series of preferred shares, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of such series or any other series of preferred shares, in each case ranking on a parity with or junior to the preferred shares of such series with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be affected, all outstanding shares of such series of preferred shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

Whenever distributions on any preferred shares shall be in arrears for six or more consecutive quarterly periods, the holders of such preferred shares (voting together as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees of ours until, (i) if such series of preferred shares has a cumulative distribution, all distributions accumulated on such preferred shares for the past distribution periods and the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment or (ii) if such series of preferred shares does not have a cumulative distribution, four consecutive quarterly distributions shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment.  In such case, our entire Board of Trustees will be increased by the number of seats necessary to accommodate the election of the two additional trustees.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement relating thereto.  Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Restrictions on Transfer

For us to qualify as a REIT under the Code, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year).  Therefore, the Declaration of Trust, as amended, imposes certain restrictions on the ownership and transferability of preferred shares.  For a general description of such restrictions, see “Description of Common Shares -- Restrictions on Ownership and Transfer.” All certificates evidencing preferred shares will bear a legend referring to these restrictions.

DESCRIPTION OF COMMON SHARES

The following description of the common shares sets forth certain general terms and provisions of the common shares to which any prospectus supplement may relate, including a prospectus supplement providing that common shares will be issuable upon conversion of preferred shares or upon the exercise of warrants or rights.  The statements below describing the common shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Declaration of Trust, as amended, and our Amended and Restated Bylaws.

Common Shares

All common shares offered by any applicable prospectus supplement will be duly authorized, fully paid and nonassessable.  Holders of our common shares are entitled to receive dividends when authorized by our Board of Trustees out of assets legally available for the payment of dividends.  They are also entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of an adequate provision for all of our known debts and liabilities.  These rights are subject to the preferential rights of any other class or series of our shares and to the provisions of our Declaration of Trust regarding restrictions on transfer of our shares, including Series F Preferred Shares and Series G Preferred Shares.  For more information, see “Description of Series F Preferred Shares” or “Description of Series G Preferred Shares” in this prospectus.

Each outstanding common share entitles the holder to one vote on a non-cumulative basis on all matters submitted to a vote of shareholders, including the election of trustees.  There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees.  Except as provided with respect to any other class or series of shares, the holders of our common shares will possess the exclusive voting power.

Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities.  All common shares will have equal dividend, liquidation and other rights.

Power to Reclassify Our Shares

Our Declaration of Trust authorizes our Board of Trustees to classify and reclassify any of our unissued common shares and preferred shares into other classes or series of shares.  Prior to issuance of shares of each class or series, our Board is required by Maryland law and by our Declaration of Trust to set, subject to the restrictions on transfer of shares contained in our Declaration of Trust, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.  Thus, our Board of Trustees could authorize the issuance of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common shares or otherwise be in their best interest.

Power to Issue Additional Common Shares and Preferred Shares

We believe that the power to issue additional common shares or preferred shares and to classify or reclassify unissued common or preferred shares and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.  These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The description of the limitations on the liability of shareholders of ours set forth under “Description of Preferred Shares—Other Preferred Shares” is applicable to holders of common shares.

The Registrar and Transfer Agent for our common shares is Computershare Investor Services, LLC.

Restrictions on Ownership and Transfer

For us to continue to qualify as a REIT under the Code, (i) not more than 50% of the value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year and (ii) the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year and certain other requirements must be satisfied.

The Declaration of Trust, as amended, subject to certain exceptions, provides that no holder (other than (i) Herbert Glimcher, (ii) David Glimcher and (iii) any other person approved by our Board of Trustees, at their option and in their discretion, provided that such approval will not result in the termination of our status as a REIT, are excepted persons) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than the 8% ownership limit of the lesser of the number or value (in either case as determined in good faith by our Board of Trustees) of the total outstanding shares of the Company.  In order to be considered by our Board of Trustees as an excepted person, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant.  The articles supplementary for any series of preferred shares may provide, subject to certain exceptions, that no holder other than an excepted person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the lesser of the number or the value (in either case as determined in good faith by our Board of Trustees) of the total outstanding preferred shares of the Company.  Our Board of Trustees has previously waived or exempted, and may in the future waive or exempt, either of the ownership limits if evidence satisfactory to our Board of Trustees and our tax counsel is presented, that such ownership will not then or in the future jeopardize our status as a REIT.  As a condition of such waiver, the intended transferee must give written notice to us of the proposed transfer and must furnish such opinions of counsel, affidavits, undertakings, agreements and information as may be required by our Board of Trustees no later than the 15th day prior to any transfer which, if consummated, would result in the intended transferee owning shares in excess of either of the ownership limits.  The limitation on ownership of common shares owned, directly or indirectly, by Messrs.  Herbert Glimcher and David Glimcher is an aggregate of 25% of the lesser of the number or value of our outstanding common shares, preferred shares or common shares acquired in conversion of any convertible preferred shares (collectively, “Shares”).

The foregoing restrictions on transferability and ownership will not apply if our Board of Trustees determines that it is no longer in the best interests of us to attempt to qualify, or to continue to qualify, as a REIT.  The ownership limits will not be automatically removed if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased.  In addition to preserving our status as a REIT, the ownership limits may delay, defer or prevent a change of control of us that might involve a premium price for our Shares or otherwise be in the best interest of the shareholders.  Any change in the ownership limits would require an amendment to our Declaration of Trust, as amended.

Any transfer or issuance of shares or any security convertible into shares that would (i) create a direct or indirect ownership of shares in excess of either of the ownership limits, (ii) with respect to transfers only, result in shares being owned by fewer than 100 persons or (iii) result in our being “closely held” within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares.  Our Declaration of Trust, as amended, provides that we, by notice to the holder, may purchase any or all shares that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning shares in excess of the ownership limit or would otherwise jeopardize our REIT status.  The articles supplementary for any series of preferred shares will provide that we, by notice to the holder, may purchase any or all preferred shares that are proposed to be transferred pursuant to a transfer which, if consummated, would result in the intended transferee owning preferred shares in excess of the preferred shares ownership limit or would otherwise jeopardize our REIT status.  The purchase price of any of these shares shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or such price for the shares on the principal exchange if then listed on more than one national securities exchange, or, if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, or, if such quotation is not available, the fair market value as determined by our Board of Trustees in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by us.  From and after the date fixed for purchase by our Board of Trustees, the holder of such shares to be purchased by us shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares.  Any distribution paid to a proposed transferee on excess shares or excess preferred shares prior to the discovery by us that such shares have been transferred in violation of the provisions of our Declaration of Trust, as amended, or articles supplementary shall be repaid to us upon demand.  If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any of these shares shall be deemed, at our option, to have acted as an agent for us in acquiring these shares and to hold these shares for us.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% in number or value of the outstanding (i) shares or (ii) preferred shares must give a written notice to us containing the information specified in our Declaration of Trust, as amended, or articles supplementary, as the case may be, by January 30 of each year.  In addition, each shareholder shall upon demand be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as our Board of Trustees deem necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

These ownership limitations may delay, defer or prevent a change in control of us unless our Board of Trustees determine that maintenance of REIT status is no longer in the best interests of us.

All certificates evidencing common shares and preferred shares will bear a legend referring to the restrictions described above.

CERTAIN PROVISIONS OF MARYLAND LAW AND
OF OUR DECLARATION OF TRUST AND AMENDED AND RESTATED BYLAWS

The following description of certain provisions of Maryland law and of our Declaration of Trust and Amended and Restated Bylaws is only a summary.  For a complete description, we refer you to Maryland law, our Declaration of Trust and our Amended and Restated Bylaws.  See “Where You Can Find More Information.”

Classification of the Board of Trustees

Our Declaration of Trust provides that the number of our trustees may be established by the Board of Trustees but may not be fewer than two nor more than 15.  Any vacancy may be filled, at any annual or regular meeting, or at any special meeting called for that purpose, by a majority of the remaining trustees.

Pursuant to our Declaration of Trust, our Board of Trustees is divided into three classes of trustees.  At each annual meeting of shareholders, the successors to the class of trustees whose term expires at such meeting are elected to hold office for three-year terms.  We believe that classification of our Board of Trustees will help to assure the continuity and stability of our business strategies and policies as determined by our Board of Trustees.  Holders of common shares will have no right to cumulative voting in the election of trustees.  Consequently, at each annual meeting of shareholders, the holders of a majority of the common shares will be able to elect all of the successors of the class of trustees whose terms expire at that meeting.

The classified board provision could have the effect of making the replacement of incumbent trustees more time-consuming and difficult.  At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trustees.  Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions.  The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control of us, even though the tender offer or change in control might be in the best interest of our shareholders.

Removal of Trustees

Our Declaration of Trust provides that a trustee may be removed with or without cause by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees.  This provision, when coupled with the provision in our Amended and Restated Bylaws authorizing our Board of Trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees except by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Business Combinations

Under Maryland law, “business combinations” between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  An interested shareholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the trust’s shares; or

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an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question and, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the trust.

A person is not an interested shareholder under the statute if the Board of Trustees approved in advance the transaction by which such person or entity otherwise would have become an interested shareholder.  However, in approving a transaction, the Board of Trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board of Trustees.

After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the Board of Trustees of the trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

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two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the trust’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.  Pursuant to the statute, our Board of Trustees has exempted any business combination involving any entity owned or controlled, directly or indirectly, by (i) our executive officers and trustees, or any of them, or (ii) any other person acting in concert with, or any “group” (as defined in Section 13 of the Exchange Act of 1934, as amended, and the rules thereunder) with any of our executive officers or trustees.  Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them.  As a result, such parties may be able to enter into business combinations with us that may not be in the best interest of our shareholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter.  Control shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval.  A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares.  The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting.  If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved.  The right of the trust to redeem control shares is subject to certain conditions and limitations.  Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved.  If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (ii) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Our Amended and Restated Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares.  There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Extraordinary Transactions; Amendment to the Declaration of Trust

Under Maryland law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter.  However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.  Our Declaration of Trust provides for a lesser percentage for amendments to our Declaration of Trust, which, except for amendments to specific provisions enumerated in our Declaration of Trust, may be amended by the affirmative vote of holders of not less than a majority of shares entitled to vote thereon.  Under Maryland law, the declaration of trust of a Maryland real estate investment trust may permit the trustees, by a two-thirds vote, to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law, without the affirmative vote or written consent of the shareholders.  Our Declaration of Trust permits such action by our Board of Trustees.

Subject to the provisions of any class or series of our shares outstanding, we may merge or consolidate with another entity or sell or transfer all or substantially all of our property, if approved by the Board of Trustees and by the affirmative vote of shareholders holding not less than two-thirds of the shares entitled to be cast on the matter, if we are not the surviving entity in any merger or consolidation or in the event of a sale of property or not less than a majority of the shares entitled to be cast on the matter, in all other cases.

Termination of the Trust

Subject to the provisions of any class or series of our shares outstanding, after approval by a majority of the entire Board of Trustees, our Company may be terminated by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Trustee Nominations and New Business

Our Amended and Restated Bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only pursuant to our notice of the meeting, or by the Board of Trustees or by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the Amended and Restated Bylaws.  With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting.  Nominations of persons for election to our Board of Trustees at a special meeting may be made only pursuant to our notice of the meeting, or by our Board of Trustees, or provided that our Board of Trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions of the Amended and Restated Bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law, the Declaration of Trust, and Amended and Restated Bylaws

The business combination provisions and, if the applicable provision in our Amended and Restated Bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our Declaration of Trust on classification of the Board of Trustees and removal of trustees and the advance notice provisions of our Amended and Restated Bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our shareholders or otherwise be in their best interest.

DESCRIPTION OF WARRANTS

We may, from time to time, issue warrants for the purchase of preferred shares or common shares.  Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.  The warrant agent will act solely as an agent of ours in connection with that series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.  The following sets forth certain general terms and provisions of the warrants offered hereby.  Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of warrants issued;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price of the warrants may be payable;

•	the designation, aggregate principal amount and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities with which the warrants are issued and the number of the warrants issued with each security;

•	the currency or currencies, including composite currencies, in which the principal of or any premium or interest on the securities purchasable upon exercise of the warrants will be payable;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased and any provisions relating to the adjustment of such price;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF RIGHTS

We may from time to time, issue rights to our shareholders for the purchase of common shares, preferred shares or other securities.  Each series of rights will be issued under a separate rights agreement to be entered into between, from time to time, and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights.  The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.  The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or prior to the time of the issuance of such series of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of common shares purchasable upon exercise of the rights and the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any special United States federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

DESCRIPTION OF PURCHASE CONTRACTS

We may, from time to time, issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of common shares or preferred shares or any of the other securities that we may sell under this prospectus at a future date or dates.  The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts.  The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts.  The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis.  The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement will describe the terms of any purchase contracts.  The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; and any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and any material provisions of the governing unit agreement that differ from those described above.

UNITED STATES FEDERAL INCOME TAXATION OF THE COMPANY

The following is a general summary of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) governing the United States (“U.S”) federal income tax treatment of a REIT and of certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the offered securities.  This general summary is not intended to be, and is not tax advice to any potential purchaser.  The provisions summarized are highly technical and complex, and this summary is qualified in its entirety by the applicable Code provisions, current and temporary regulations promulgated thereunder (“Treasury Regulations”), and administrative and judicial interpretations thereof.  Moreover, this summary is directed to prospective purchasers who will hold the offered securities as capital assets and does not deal with all tax aspects that might be relevant to a particular prospective shareholder in light of his or her personal circumstances, nor does it deal with particular types of shareholders that are subject to special treatment under the Code, including, but not limited to, tax-exempt organizations, insurance companies, financial institutions, shareholders holding securities as part of a hedge or straddle, foreign taxpayers and broker-dealers.

The information in this section is based on the Code, the Treasury Regulations, current administrative interpretations, and practices of the Internal Revenue Service (the “IRS”) (including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), the legislative history of the Code, and court decisions, all as of the date hereof.  No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change the current law or adversely affect existing interpretations of current law.  Any such change could apply retroactively to transactions preceding the date of the change.

EACH PROSPECTIVE PURCHASER OF THE OFFERED SECURITIES IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND SALE OF THE OFFERED SECURITIES AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

The following discussion addresses the material U.S. federal income tax considerations relevant to purchasers of the offered securities.  The supplemental prospectus under which any such securities are issued may include additional tax considerations.  EACH PROSPECTIVE PURCHASER OF THE OFFERED SECURITIES SHOULD CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT.

General

We elected to be taxed as a REIT subject to Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 1994.  We believe that we have been organized and have operated in a manner that qualifies for taxation as a REIT under the Code.  We also believe that we will continue to operate in a manner that will preserve our status as a REIT.  We cannot assure you, however, that such requirements have been met or will be met in the future.  We intend to continue to operate in a manner that will enable us to qualify for taxation as a REIT, but we cannot assure you that we will operate in a manner so as to qualify or remain qualified.  Moreover, qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distribution levels, diversity of share ownership, and the various other qualification tests imposed under the Code discussed below.  Accordingly, we cannot be sure that the actual results of our operation for any one taxable year will satisfy such requirements.  If we do qualify for tax treatment as a REIT, we will generally not be subject to U.S. federal corporate income taxes on net income that we distribute to shareholders.

We will be subject to U.S. federal income tax, however, as follows: First, we will be taxed at regular corporate income tax rates on our undistributed REIT taxable income, including undistributed net capital gains.  Second, under certain circumstances, we may be subject to the “alternative minimum tax” to the extent that this tax exceeds the regular tax.  Third, if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.  Fourth, any net income that we have from prohibited transactions (which are, in general, certain sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business other than dispositions of property that occur due to an involuntary conversion) will be subject to a 100% tax.  Fifth, if we should fail to satisfy either the 75% or 95% gross income tests (as discussed below), and have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (i) the gross income attributable to the greater of (a) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% gross income test, and (b) 95% of our gross income over the amount of gross income that is qualifying income for purposes of the 95% gross income test, multiplied by (ii) a fraction intended to reflect the Company’s profitability.  Sixth, if we fail to satisfy any of the asset tests discussed below (other than a de minimis failure of the 5% or 10% asset tests) due to reasonable cause and not due to willful neglect, and we nonetheless maintained our qualification as a REIT because we qualified under certain relief provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets during the period in which we failed to satisfy such asset test.  Seventh, if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from preceding periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.  Eighth, if we acquire any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such an asset during the 10-year period (the “Recognition Period”) beginning on the date on which such asset was acquired by us, then, to the extent of the excess, if any, of the fair market value over the adjusted basis of such asset as of the beginning of the Recognition Period such gain will be subject to tax at the highest regular corporate rate. However, for acquisitions of assets from a C corporation occurring on or after January 2, 2002, the C corporation may elect to be subject to immediate tax by recognizing gain as if it had sold the acquired assets to an unrelated third party at fair market value immediately before the transaction, in lieu of the REIT recognizing gain upon a later disposition of such assets within the 10-year recognition period.  Ninth, if we receive non-arm’s length income from a taxable REIT subsidiary (as defined below under “-- Qualified REIT Subsidiaries and Taxable REIT Subsidiaries”), or as a result of services provided by a taxable REIT subsidiary to our tenants, we will be subject to a 100% tax on such amounts.  Tenth, we may elect to retain and pay income tax on our net long-term capital gain.  Eleventh, certain of our subsidiaries are C corporations, the earnings of which will be subject to U.S. federal and state income tax.

Requirements for Qualification

A REIT is defined in the Code as a corporation, trust or association: (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities) (the “Five or Fewer Requirement”); and (vii) which meets certain income and asset tests described below.  Conditions (i) to (iv), inclusive, must be met during the entire taxable year and condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.  For purposes of conditions (v) and (vi), pension funds and certain other tax-exempt entities are treated as individuals, subject to “look-through” exception in the case of condition (vi).

We satisfy the requirements set forth in (i) through (iv) above.  We believe we have satisfied the share ownership requirements set forth in (v) and (vi) above.  In addition, our Declaration of Trust provides restrictions regarding the transfer of shares which are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above.  Such transfer restrictions are described in “Description of Preferred Shares -- Other Preferred Shares -- Restrictions on Transfer” and “Description of Common Shares -- Restrictions on Ownership and Transfer.”  If we comply with regulatory rules pursuant to which we are required to send annual letters to certain of our shareholders requesting information regarding the actual ownership of our stock, but we do not know, or exercising reasonable diligence would not have known, whether we failed to meet the Five or Fewer Requirement, we will be treated as having met the requirement described in (vi) above.  If we were to fail to comply with these regulatory rules for any year, we would be subject to a $25,000 penalty.  If our failure to comply was due to intentional disregard of the requirements, the penalty is increased to $50,000.  However, if our failure to comply was due to reasonable cause and not willful neglect, no penalty would be imposed.

In general, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year.  We satisfy this requirement.

Ownership of a Partnership Interest

In the case of a REIT that is a partner in a partnership or is a member of limited liability company that is taxed as a partnership (referred to herein collectively as a “partnership”), Treasury Regulations provide that the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share.  In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the REIT qualification tests, including satisfying the gross income tests and the asset tests.  Accordingly, our proportionate share of the assets, liabilities, and items of income of GPLP and any other partnerships in which we hold an interest will be treated as our assets, liabilities, and items of income for purposes of applying the requirements described herein, provided that GPLP and the other partnerships are treated as a partnership for U.S. federal income tax purposes and are not taxable as a corporation for U.S. federal income tax purposes.

If GPLP or any other partnership in which we hold an interest were to be treated as an association taxable as a corporation for U.S. federal income tax purposes, such entity would be subject to an entity-level corporate tax on its income.  In such a situation, the character of our assets and items of gross income would change, which could preclude us from satisfying the asset tests and possibly the income tests (see “-- Income Tests” and “-- Asset Tests” below), and in turn may prevent us from qualifying as a REIT.

Income Tests

There are two percentage tests relating to the sources of our gross income that we must satisfy annually to maintain our qualification as a REIT.  First, at least 75% of our gross income (excluding gross income from certain sales of property held primarily for sale, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008) must be directly or indirectly derived each taxable year from rents from real property and other items relating to investments relating to real property or mortgages on real property or certain temporary investments.  Second, at least 95% of our gross income (excluding gross income from certain sales of property held primarily for sale, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008) must be directly or indirectly derived each taxable year from any of the sources qualifying for the 75% test and from dividends, interest, and gain from the sale or disposition of stock or securities.  As discussed earlier, in applying these tests, if we invest in a partnership, such as GPLP, we will be treated as realizing our share of the income and bearing our share of the loss of the partnership, and the character of such income or loss, as well as other partnership items, will be determined at the partnership level.  In addition, for purposes of these gross income tests, we are deemed to have earned the income earned by a qualified REIT subsidiary.

Rents we receive will qualify as “rents from real property” for purposes of satisfying the gross income tests for a REIT only if several conditions are met.  First, the amount of rent must not be based in whole or in part on the income or profits of any person, although rents generally will not be excluded merely because they are based on a fixed percentage of receipts or sales.  Second, rents received from a tenant will not qualify as “rents from real property” if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of such tenant; except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if we own more than a 10% interest in such subsidiary.  Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease (determined by comparing the fair market value of the personal property leased by the tenant to the fair market value of all the property leased by the tenant), then the portion of rent attributable to such personal property will not qualify as “rents from real property.”  Finally, for rents to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no income or through a taxable REIT subsidiary; provided, however, we may directly perform certain services customarily furnished or rendered in connection with the rental of real property in the geographic area in which the property is located other than services which are considered rendered to the occupant of the property.  We will use taxable REIT subsidiaries or hire independent contractors, from whom we derive no revenue, to perform such services, except that we will directly perform services under certain of our leases with respect to which we believe that our performance of such services will not cause the rents to fail to qualify as “rents from real property.”  We believe that each of the above requirements has been satisfied.  In addition, we are permitted to receive up to 1% of the gross income from each property from the provision of non-customary services and still treat all other amounts received from such property as “rents from real property.”

The term “interest” generally does not include any amount if the determination of such amount depends in whole or in part on the income or profits of any person, although an amount generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage of receipts or sales.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are eligible for relief under certain provisions of the Code.  These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our return, and any incorrect information on the schedule was not due to fraud with intent to evade tax.  It is not now possible to determine the circumstances under which we may be entitled to the benefit of these relief provisions.  If these relief provisions apply, a 100% tax is imposed on an amount equal to (i) the gross income attributable to the greater of (a) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% gross income test, and (b) 95% of our gross income over the amount of gross income that is qualifying income for purposes of the 95% gross income test, multiplied by (ii) a fraction intended to reflect the Company’s profitability.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy several tests relating to the nature and diversification of our assets.  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of our operation) and government securities.  Second, not more than 25% of the value of our total assets may be represented by securities other than those includible in the 75% asset class.  Third, of the investments included in the 25% asset class, the value of any one issuer’s securities (other than securities issued by another REIT or by a taxable REIT subsidiary) may not exceed 5% of the value of our total assets.  Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008) of our total assets may constitute securities issued by taxable REIT subsidiaries.  Finally, of the investments included in the 25% asset class, we may not own more than 10% of the outstanding securities by vote or value (except for any grandfathered securities in existence on July 12, 1999 as described below under the heading “Qualified REIT Subsidiaries and Taxable REIT Subsidiaries”) of any one issuer (other than issuers that are REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or debt instruments that are considered straight debt under a safe harbor provision of the Code).  Interests in partnerships are generally not treated as “securities” for purposes of this test, but instead a look through rule applies.

Annual Distribution Requirements

In order to avoid being taxed as a regular corporation, we are required to make distributions (other than capital gain dividends) to our shareholders which qualify for the dividends paid deduction in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the after tax net income, if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income.  Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular distribution payment after such declaration.  To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular corporate income tax rates.  Finally, as discussed above, we may be subject to an excise tax if we fail to meet certain other distribution requirements.  We intend to make timely distributions sufficient to satisfy these annual distribution requirements.

In order for distributions to be counted toward our distribution requirement and give rise to a tax deduction by us, they must not be “preferential dividends.”  A dividend is not preferential if it is paid pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents of the REIT.

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to, among other things, (i) timing differences between (a) the actual receipt of income and actual payment of deductible expenses and (b) the inclusion of such income and deduction of such expenses in arriving at our taxable income, or (ii) the payment of severance benefits or other amounts that may not be deductible to us.  In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable share distributions in order to meet the distribution requirement.

Under certain circumstances, in the event of a deficiency determined by the IRS, we may be able to rectify a resulting failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year.  Thus, although we may be able to avoid being taxed on amounts distributed as deficiency distributions, we will be required to pay interest based upon the amount of any deduction taken for deficiency distributions.

Tax on Prohibited Transactions.

A REIT will incur a 100% tax on net income derived from any “prohibited transactions.”  A “prohibited transaction” generally is a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by a REIT or by a lower-tier partnership in which the REIT holds an equity interest.  Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction.  We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives.  However, no assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply.  If the IRS successfully contends that some or all of our sales are prohibited transactions, we would be required to pay the 100% penalty tax on the gains resulting from any such sales.  Such prohibited transaction income could also adversely affect our ability to satisfy the income tests for qualification as a REIT.  These prohibited transaction rules do not apply to a taxable REIT subsidiary.

Qualified REIT Subsidiaries and Taxable REIT Subsidiaries

REITs may own wholly-owned subsidiaries which are “qualified REIT subsidiaries.”  A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” described below, that is wholly-owned by a REIT, directly or indirectly through disregarded subsidiaries.  A qualified REIT subsidiary is not treated as a separate corporation.  Thus, all assets, liabilities, and items of income, deduction, and credit of the qualified REIT subsidiary will be treated for U.S. federal income tax purposes as assets, liabilities, and items of income, deduction and credit of ours, including for purposes of the REIT income and assets tests.  Any qualified REIT subsidiary will not be subject to U.S. federal corporate income tax, but it may be subject to state and local taxation in some states.  A REIT may also own up to 100% of the stock in a corporation that constitutes a “taxable REIT subsidiary,” provided that the REIT’s aggregate holdings of taxable REIT subsidiary securities do not exceed 20% (25% for taxable years beginning after July 30, 2008) of the value of the REIT’s total assets.  A taxable REIT subsidiary is a corporation in which a REIT owns stock, directly or indirectly, and with respect to which the corporation and the REIT have made a joint election to treat the corporation as a taxable REIT subsidiary.  Additionally, any corporation in which a taxable REIT subsidiary owns more than 35% of the voting power or value is itself a taxable REIT subsidiary.  A taxable REIT subsidiary can perform otherwise impermissible tenant services without causing the REIT to be treated as having received impermissible tenant services income under the REIT income tests.

A taxable REIT subsidiary will pay tax at regular corporate income tax rates on its taxable net income.  A taxable REIT subsidiary, however, may in certain circumstances be limited in its ability to deduct interest paid by it to the REIT.  Moreover, the Code provides a tax on a REIT equal to 100% of redetermined rents, redetermined deductions and excess interest.  Redetermined rents are generally rents from real property which would otherwise be reduced on distribution, apportionment or allocation to clearly reflect income as a result of services furnished or rendered by a taxable REIT subsidiary to tenants of the REIT.  There are a number of exceptions with regard to redetermined rents, which are summarized below.

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Redetermined rents do not include amounts received directly or indirectly by a REIT for customary services, or amounts received by an independent contractor from whom the REIT does not derive any income.

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Redetermined rents do not include de minimis payments received by the REIT for non-customary services rendered to the tenants of a property owned by the REIT that do not exceed 1% of all amounts received by the REIT with respect to the property.

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The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to the tenants of the REIT, so long as the taxable REIT subsidiary renders a significant amount of similar services to persons other than the REIT and to tenants who are unrelated to the REIT or the taxable REIT subsidiary or the REIT tenants, and the charge for these services is substantially comparable to the charge for similar services rendered to such unrelated persons.

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The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to a tenant of a REIT if the rents paid by tenants leasing at least 25% of the net leasable space in the REIT’s property who are not receiving such services are substantially comparable to the rents paid by tenants leasing comparable space who are receiving the services and the charge for the services is separately stated.

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The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to tenants of a REIT if the gross income of the taxable REIT subsidiary from these services is at least 150% of the taxable REIT subsidiary’s direct cost of rendering the services.

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The Secretary of the Treasury has the power to waive the tax that would otherwise be imposed on redetermined rents if the REIT establishes to the satisfaction of the Secretary that rents charged to tenants were established on an arms’ length basis even though a taxable REIT subsidiary provided services to the tenants.

Redetermined deductions are deductions, other than redetermined rents, of a taxable REIT subsidiary, if the amount of these deductions would be decreased on distribution, apportionment or allocation to clearly reflect income between the taxable REIT subsidiary and the REIT.  Excess interest means any deductions for interest payments made by a taxable REIT subsidiary to the REIT to the extent that the interest payments exceed a commercially reasonable rate of interest.

A REIT will be prohibited from owning more than 10%, by vote or by value, of the securities, other than specified debt securities, of any issuer.  This does not apply, however, to taxable REIT subsidiaries, qualified REIT subsidiaries (discussed above) and non-qualified corporate subsidiaries in which the REIT does not own more than 10% of the voting securities if:

•	the non-qualified subsidiary was established on or before July 12, 1999,

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the subsidiary does not engage in a new line of business or acquire any substantial asset (other than pursuant to a binding contract in effect as of July 12, 1999, a tax-free exchange, an involuntary conversion or a reorganization with another non-qualified corporate subsidiary), and

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the REIT does not acquire any new securities in such subsidiary (other than pursuant to a binding contract in effect as of July 12, 1999 or a reorganization with another non-qualified corporate subsidiary).

Except for certain corporations (with respect to each of which an election to be treated as a taxable REIT subsidiary of the Company has been filed or the stock of which is owned more than 35% by another taxable REIT subsidiary), various qualified REIT subsidiaries, and corporations in which we are permitted to own in excess of 10% in value under the grandfather provisions described above, there is no corporation in which we own securities that exceed 10% of either the vote or value of the corporation.  Thus, we will not violate the general limitation on a REIT’s ownership of 10% of the vote or value of the securities of a corporation.  Furthermore, we do not expect that through our ownership of any corporation, directly or indirectly, we will violate the requirement that the value of all securities in taxable REIT subsidiaries held by a REIT not exceed 20% of the value of all of the assets of the REIT.  Finally, we do not expect that we will incur any liability for the 100% tax imposed on redetermined rents, redetermined deductions, or excess interest as a result of the election to treat any such corporation as a taxable REIT subsidiary.

Failure to Qualify as a Real Estate Investment Trust

Our election to be treated as a REIT will be automatically terminated if we fail to meet the requirements described above and are ineligible for relief from such failure.  In that event, we will be subject to tax (including any applicable minimum tax) on our taxable income at regular corporate rates, and we will be unable to deduct distributions to shareholders.  Also, all distributions to shareholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits allocable to such distributions and, subject to certain limitations of the Code, will generally be eligible for the dividends received deduction for corporate shareholders.  We will not be eligible again to elect REIT status until the fifth taxable year which begins after the year for which our election was terminated unless we did not willfully fail to file a timely return with respect to the termination taxable year, inclusion of incorrect information in such return was not due to fraud with intent to evade tax, and we establish that failure to meet the requirement was due to reasonable cause and not willful neglect.  Failure to qualify for even one year could result in our incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.

U. S. Federal Income Taxation of U.S. Holders

Except as otherwise provided herein, the following summary discusses U.S. federal income tax consequences to U.S. Holders (defined below) of investing in the offered securities.  As used herein, the term “U.S. Holder” means a beneficial owner of the offered securities that is for U.S. federal income tax purposes: (i) a citizen or resident of the U.S.; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized under the laws of the U.S. or of any state thereof or in the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or has made a valid election to be treated as a U.S. person.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of the offered securities that is not a U.S. Holder.  If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the offered securities, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.  A partner of a partnership holding the offered securities should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of the offered securities by the partnership.

General

So long as we qualify for taxation as a REIT, distributions with respect to Shares made out of current or accumulated earnings and profits allocable thereto (and not designated as capital gain dividends) will be includible by our U.S. Holders as ordinary income for U.S. federal income tax purposes.  None of these distributions will be eligible for the dividends received deduction for corporate shareholders.  Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the U.S. Holder has held his or her Shares.  Corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

For individual U.S. Holders, the maximum U.S. federal income tax rate applicable to items of ordinary income and net short-term capital gains for taxable years ending before January 1, 2013 is 35%.  Most long-term capital gains recognized before January 1, 2013 are taxed for individual U.S. Holders at a maximum rate of 15% (for gains from capital assets held for more than one year).  Certain qualified dividends in the hands of individual U.S. Holders will be taxed at a maximum rate of 15% effective through December 31, 2012.  If a dividend is not a qualified dividend, then such dividend would be taxed at the ordinary income tax rates of up to 35%.  The maximum tax rates described in this paragraph were established under the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) and are subject to a sunset provision (the “sunset”), which under EGTRRA would have taken effect for taxable years beginning after December 31, 2010.  This sunset was amended by the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 so that the sunset would take effect for taxable years beginning after December 31, 2012 instead of taking effect for taxable years beginning after December 31, 2010.  The amended sunset generally provides that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code, including, without limitation, the maximum income tax rate for long-term capital gains for individuals, the individual income tax rates on ordinary income and the application of the qualified dividend tax rates for individuals, will revert back to the version of those provisions that were in effect prior to EGTRRA.  At the time of this filing, we cannot be certain what individual federal income tax rates will be after December 31, 2012.  The impact of the amended sunset is not discussed in detail in this prospectus.  Consequently, U.S. Holders are urged to consult their own tax advisors regarding the effect of the amended sunset based on their individual tax situations.

Except as set forth below, a REIT’s individual U.S. Holders generally will not benefit from the 15% maximum tax rate with respect to dividends paid by the REIT because the earnings that generate such dividends are generally not subject to taxation at the REIT level.  However, there are at least three circumstances in which an individual U.S. Holder of a REIT will be subject to tax on dividends paid by the REIT at a maximum rate of 15%.  First, distributions designated as long-term capital gain dividends may be eligible for the maximum rate of 15%.  Second, dividends attributable to dividends received by the REIT from non-REIT corporations, such as taxable REIT subsidiaries, may be eligible for the 15% maximum rate.  Third, dividends attributable to income upon which the REIT has paid corporate income tax (this would occur if, for example, the REIT incurs corporate level tax due to the failure to distribute the requisite minimum amount of income, or due to recognition of certain “built-in” gains) may be eligible for the 15% maximum rate.

If we elect to retain and pay income tax on any net long term capital gain, our U.S. Holders would include in their income as long term capital gain their proportionate share of such net long term capital gain.  A U.S. Holder would also receive a tax credit for such U.S. Holder’s proportionate share of the tax we paid on such retained capital gains and an increase in its basis in our Shares in an amount equal to the U.S. Holder’s includible capital gains less its share of the tax deemed paid.

Distributions in excess of current or accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that they do not exceed the adjusted basis of the U.S. Holder’s Shares.  U.S. Holders will be required to reduce the tax basis of their Shares by the amount of such distributions until such basis has been reduced to zero, after which such distributions will be taxable as capital gain (ordinary income in the case of a U.S. Holder who holds his or her Shares as a dealer).  The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the Shares.  Any loss upon a sale or exchange of Shares by a U.S. Holder who held such Shares for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent such U.S. Holder previously received capital gain distributions with respect to such Shares.

Capital gain we realize on the sale of our assets generally will equal the difference between the sale price and our tax basis in the asset sold.  This initial tax basis will be subsequently reduced by annual depreciation deductions.  Inasmuch as the initial contribution of certain properties (the “Contributed Properties”) to GPLP was not fully taxable, GPLP’s initial basis in each of the Contributed Properties, as such basis may be adjusted, is at least equal to the transferors’ basis in the Contributed Properties immediately prior to the transactions, which is a lower basis than had such properties been purchased from the transferors thereof in a fully taxable transaction.  However, by reason of certain partnership allocation provisions, this lower initial tax basis may not result in a greater taxable gain to us than would have been the case if the Contributed Properties had been purchased by us in a fully taxable transaction.  Additionally, such lower initial tax basis may result in lower aggregate depreciation deductions over the lives of the Properties than if we had purchased the Contributed Properties in a fully taxable transaction; however, by reason of certain partnership allocation provisions, we may be entitled to greater depreciation deductions in the initial years following our formation.  Depreciation deductions reduce taxable income and thus may effectively increase the portion of distributions which would represent a non-taxable return of capital.  U.S. Holders may not include in their individual U.S. federal income tax returns any of our net operating losses or capital losses.  We may be required to withhold a portion of capital gain distributions to any U.S. Holders who fail to certify their non-foreign status to us.

The IRS has ruled that if a REIT’s dividend reinvestment plan allows U.S. Holders of the REIT to elect to have cash distributions reinvested automatically in shares of the REIT at a purchase price equal to at least 95% of fair market value on the distribution date, then such cash distributions qualify under the 90% distribution test described above at “United States Federal Income Taxation of the Company -- Annual Distribution Requirements.”  Under the terms of our Distribution Reinvestment and Share Purchase Plan (the “Purchase Plan”), shares are generally thereunder acquired at a price not less than 95% of the fair market value of the shares after giving effect to certain items such as any discount and brokerage fees we paid.  Thus, distributions reinvested under the Purchase Plan should count towards satisfying the 90% distribution test.  U.S. Holders should be aware that amounts of dividends reinvested pursuant to the Purchase Plan will be taxable income to them, regardless of the fact that such dividends have been reinvested (i.e., the tax is not deferred until the shares received from participation in the Purchase Plan are sold or disposed of).

Conversion of Convertible Preferred Shares into Common Shares

No gain or loss will be recognized to a U.S. Holder upon conversion of any convertible preferred shares solely into common shares.  However, gain realized upon the receipt of cash paid in lieu of fractional common shares will be taxed immediately to a converting U.S. Holder.  Except to the extent of cash paid in lieu of fractional common shares, the adjusted tax basis for the common shares received upon the conversion will be equal to the adjusted tax basis of any convertible preferred shares converted, and the holding period of the common shares will include the holding period of any convertible preferred shares converted.  A holder of any convertible preferred shares may recognize gain or dividend income to the extent there are dividends in arrears on such shares at the time of conversion into common shares.

Adjustment of Conversion Price

Section 305(c) of the Code and the Treasury Regulations promulgated thereunder treat as a dividend certain constructive distributions of shares with respect to preferred shares.  The operation of the conversion price adjustment provisions of any convertible preferred shares, or the failure to adjust fully the conversion price for any convertible preferred shares to reflect a distribution of Shares, share warrants or share rights with respect to the common shares, or a reverse share split, may result in the deemed receipt of a dividend by the holders of any convertible preferred shares or the common shares if the effect is to increase such holders’ proportionate interests in us.  However, adjustments to reflect nontaxable share splits or distributions of Shares, share warrants or share rights will, generally, not be so treated.  Any such constructive dividends may constitute (and cause other dividends to constitute) extraordinary dividends to corporate holders.

Redemption Premium of Preferred Shares

If the redemption price of preferred shares that are subject to redemption exceeds their issue price (we refer to such excess as a “redemption premium”), in certain situations the entire amount of the redemption premium will be treated as being distributed to the holder of such shares, on an economic accrual basis, over the period from issuance of such shares until the date the shares are first redeemable (we refer to such deemed distribution as a “constructive distribution”).  A constructive distribution may occur only if the preferred shares are subject to a redemption premium, and only if: (1) we are required to redeem the shares at a specified time; (2) the holder of the shares has the option to require us to redeem the shares; or (3) we have the right to redeem the shares, but only if under applicable regulations, redemption pursuant to that right is more likely than not to occur.  Further information regarding the possible tax treatment of redemption premiums with respect to any preferred shares will be set forth in the applicable prospectus supplement for such preferred shares.

Gain or loss recognized by a holder on a redemption of preferred shares will be treated as a gain or loss from the sale or exchange of the preferred shares (see “-- Other Disposition” below), if, taking into account shares that are actually or constructively owned under the rules of Code Section 318 by such holder, either: (i) the holder’s interest in common shares and preferred shares is completely terminated as a result of the redemption; (ii) the redemption is “substantially disproportionate” with respect to the holder; or (iii) the redemption is “not essentially equivalent to a dividend.”  Whether a redemption is not essentially equivalent to a dividend depends on each holder’s facts and circumstances, but in any event, requires a “meaningful reduction” in such holder’s interest in us.

If none of the above conditions are satisfied, the entire amount of the cash received on a redemption of the preferred shares will be treated as a distribution taxable as a dividend (to the extent of our current and accumulated earnings and profits).  The holder’s basis in the redeemed preferred shares would, in such case, be transferred to the holder’s remaining shares of ours (if any).

Other Disposition

Upon the sale or exchange of Shares to or with a person other than us or a sale or exchange of Shares with us to the extent not taxable as a dividend, a holder will recognize capital gain or loss equal to the difference between the amount realized on such sale or exchange and the holder’s adjusted tax basis in such Shares.  For these purposes, the period for which any convertible preferred shares was held would be included in the holding period of any common shares received upon conversion thereof.

Warrants

A holder generally will not recognize income or loss upon the acquisition of a warrant.  A holder who receives Shares upon the exercise of a warrant should not recognize gain or loss except to extent of any cash received for fractional Shares.  Such a holder would have a tax basis in the Shares acquired pursuant to a warrant equal to the amount of the purchase price allocated to the warrant plus the amount paid for the Shares pursuant to the warrant.  The holding period for the Shares acquired pursuant to a warrant would begin on the date of exercise.  Upon the subsequent sale the Shares acquired pursuant to a warrant or upon a sale of a warrant, the holder thereof would generally recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and its tax basis in such Shares or warrant, as the case may be.  The foregoing assumes that warrants will not be held as a hedge, straddle or as a similar offsetting position with respect to our Shares and that Code Section 1092 will not apply.

Debt Securities

This section describes the material U.S. federal income tax consequences to U.S. Holders of owning the debt securities that we may offer.  It applies to U.S. Holders who purchase debt securities that are not original issue discount or zero coupon debt securities and that were acquired in an initial offering at the offering price.  If you purchase these debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you.  You should consult your own tax advisor regarding this possibility.

The tax consequences of owning any debt securities that are zero coupon debt securities, original issue discount debt securities, floating rate debt securities or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

A U.S. Holder will be taxed on interest on debt securities at ordinary income rates at the time such U.S. Holder receives the interest or when it accrues, depending on such U.S. Holder’s method of accounting for tax purposes.

A U.S. Holder’s tax basis in the debt security will generally be its cost.  A U.S. Holder will generally recognize capital gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and the tax basis in the debt security.

Backup Withholding, Information Reporting and Other Information

Information-reporting requirements, generally, will apply to certain U.S. Holders with regard to certain payments such as payments of dividends on our stock, payments of interest on our debt securities and payments of the proceeds of the sale of our stock, unless an exception applies.  In addition, under the backup withholding rules, we would be required to withhold at the applicable tax rate (currently at the rate of 28% for taxable years ending before January 1, 2013) from payments subject to information reporting when: (i) a shareholder fails to supply a correct taxpayer identification number (“TIN”) to the payor or to establish an exemption from backup withholding; or (ii) the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect TIN.  A shareholder that does not provide us with a correct TIN may also be subject to penalties imposed by the IRS.  In addition, we may be required to withhold a portion of capital gain distributions or proceeds of a redemption of our Shares made to any U.S. Holders who fail to certify their non-foreign status to us.  Furthermore, if you are a U.S. Holder, payments made to you by a broker upon sale of our Shares generally will be subject to the information reporting and backup withholding rules described above.  Applicable Treasury Regulations provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor.  Because the application of these Treasury Regulations varies depending on the shareholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting and withholding requirements applicable to you.

Under Treasury Regulations which are generally directed towards tax shelters, but which are quite broad, the activities of the Company may include one or more “reportable transactions” requiring us to file an information return.  In addition, other “material advisors” to the Company may each be required to file an information return regarding certain “reportable transactions” and shall each be required to maintain for a specified period of time a list containing certain information regarding any “reportable transactions,” which list may be inspected by the IRS upon request.  You should consult your own tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of Shares, or transactions that might be undertaken by us.

U.S. Federal Income Taxation of Non-U.S. Holders

The rules governing U.S. federal income taxation of Non-U.S. Holders are complex and no attempt will be made herein to provide more than a general summary of such rules.  Prospective Non-U.S. Holders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in the offered securities, including any reporting requirements, as well as the tax treatment of such an investment under their home country laws.

Distributions With Respect to Shares Held by Non-U.S. Holders

Ordinary Dividends.  Distributions that are not attributable to gain from our sale or exchange of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits.  Such distributions ordinarily will be subject to a U.S. federal withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax.  However, if income from the investment in the Shares is treated as effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation).  We expect to withhold U.S. federal income tax at the rate of 30% on the gross amount of any such dividends paid to a Non-U.S. Holder unless: (i) a lower treaty rate applies and the Non-U.S. Holder files an IRS Form W-8BEN with the Company claiming a lower treaty rate; (ii) the Non-U.S. Holder files an IRS Form W-8ECI with the Company claiming that the distribution is effectively connected income; or (iii) the Non-U.S. Holder holds the Shares through a “qualified intermediary” that has elected to perform any necessary withholding itself.

Return of Capital.  Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s Shares, but rather will reduce the adjusted basis of such Shares.  To the extent that such distributions exceed the adjusted basis of a Non-U.S. Holder’s Shares, they will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or disposition of his Shares in the Company, as described below.  If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends.  However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividend.  For any year in which we qualify as a REIT, distributions that are attributable to gain from our sale or exchange of U.S. real property interests will be taxed to a Non-U.S. Holder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”).  Under FIRPTA, these distributions are taxed to a Non-U.S. Holder as if such gain were effectively connected with a U.S. business.  Non-U.S. Holders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).  Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty exemption.  We are required to withhold 35% of any distribution that could be designated as a capital gain dividend.  This amount is creditable against the Non-U.S. Holder’s FIRPTA tax liability.  However, the 35% withholding tax will not apply to distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests that are paid with respect to any class of stock which is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market located in the U.S. and held by a Non-U.S. Holder who does not own more than 5% of such class of stock at any time during the one year period ending on the date of distribution will be treated as a normal distribution by us, and such distributions will be taxed as described above under “—Distributions with Respect to Shares Held by Non-U.S. Holders – Ordinary Dividends.”

            Distributions to Non-U.S. Holders that we designate as capital gain dividends which are not attributable to or treated as attributable to our disposition of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below under “—Disposition of Shares Held by Non-U.S. Holders.”

Disposition of Shares Held by Non-U.S. Holders

Gain recognized by a Non-U.S. Holder upon a sale of Shares generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons.  It is currently anticipated that we will be a “domestically controlled REIT,” and therefore the sale of Shares will not be subject to taxation under FIRPTA.  In addition, if the Company does not constitute a domestically controlled REIT, a Non-U.S. Holder’s sale of the Shares generally will still not be subject to tax under FIRPTA if: (i) the Shares are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market; and (ii) the selling Non-U.S. Holder held 5% or less of the Company’s outstanding securities at all times during a specified testing period of up to 5 years.  If neither of these exceptions were to apply, then the gain on the sale of Shares would be subject to taxation under FIRPTA, in which case the Non-U.S. Holder would be subject to the same tax treatment as U.S. Holders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the Shares would be required to withhold and remit to the IRS 10% of the purchase price.  However, if the Shares are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, then a purchaser of the Shares would not be required to withhold and remit to the IRS 10% of the purchase price even if the selling Non-U.S. Holder held more than 5% of the Company’s outstanding securities during the relevant testing period.

Gain not subject to FIRPTA will be taxable to a Non-U.S. Holder if: (i) investment in the Shares is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as a U.S. Holder with respect to such gain; or (ii) the Non-U.S. Holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.  Capital gain dividends not subject to FIRPTA will be subject to similar rules.  A Non-U.S. Holder that is a foreign corporation and has effectively connected income (as described in the first point above) may also, under certain circumstances, be subject to an additional branch profits tax.

Taxation of Non-U.S. Holders of Debt Securities

If you are a Non-U.S. Holder of debt securities, interest paid to you generally will not be subject to U.S. federal income taxes or withholding taxes if the interest is not effectively connected with your conduct of a trade or business within the U.S., provided that you:

•	do not actually or constructively own a 10% or greater interest in us;

•	are not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;

•	are not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

•	provide the appropriate certification as to your foreign status.

You can generally meet this certification requirement by providing a properly executed Form W-8BEN or appropriate substitute form to us, or our paying agent.  If you hold our debt securities through a financial institution or other agent acting on your behalf, you may be required to provide appropriate documentation to your agent.  Your agent will then generally be required to provide appropriate certification to us or our paying agent, either directly or through other intermediaries.  Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If you do not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time it is paid.  The payment of interest effectively connected with your U.S. trade or business, however, would not be subject to a 30% withholding tax so long as you provide us or our agent an adequate certification (currently on Form W-8ECI), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. Holders generally.  In addition, if you are a foreign corporation and the payment of interest is effectively connected with your U.S. trade or business, you may also be subject to a 30% (or lower applicable treaty rate) branch profits tax.  To claim the benefit of a tax treaty, you must provide a properly-executed Form W-8BEN before the payment of interest and you may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

If you are a Non-U.S. Holder of our debt securities, you will generally not be subject to U.S. federal income tax or withholding tax on any amount which constitutes capital gain upon retirement or disposition of a debt security, unless any of the following is true:

•	your investment in our debt securities is effectively connected with your conduct of a U.S. trade or business;

•
if you are a Non-U.S. Holder who is a nonresident alien individual holding the debt securities as a capital asset, you are present in the U.S. for 183 or more days (based on certain formulas which can include days present in the U.S. in previous years) in the taxable year within which sale, redemption or other disposition takes place, and certain other requirements are met; or

•	you are subject to provisions of U.S. tax laws applicable to certain U.S. expatriates.

If you have a U.S. trade or business and the investment in our debt securities is effectively connected with that trade or business, the payment of the sales proceeds with respect to our debt securities would be subject to U.S. federal income tax on a net basis at the rate applicable to U.S. Holders generally.  In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt securities is effectively connected with the foreign corporation’s U.S. trade or business.

Backup Withholding, Information Reporting and Other Information

The U.S. Treasury Department has issued final regulations regarding the withholding and information reporting effective for payments made on or after January 1, 2001.  Pursuant to final regulations, Non-U.S. Holders are required to file with a U.S. payor an IRS Form W-8BEN or other appropriate forms and certificates indicating the identities and addresses of the beneficial owners of such Shares.  In addition, generally, foreign pass-through entities such as partnerships or grantor trusts which are shareholders of ours are required to provide IRS Form W-8BEN or other appropriate forms and certificates on behalf of persons with interests in such entities.  Non-U.S. Holders who do not comply with these disclosure requirements will be unable to obtain the benefits of reduced rates of withholding pursuant to treaties or the Code, and may be subject to backup withholding, as described above.  To avoid backup withholding on payments such as dividends, Non-U.S. Holders must certify their nonresident status, by completing and signing an IRS Form W-8BEN (or permissible substitute form) or other appropriate forms and certificates.

Any amounts withheld from a payment to a shareholder under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder.  Applicable Treasury Regulations provide presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor.  Because the application of these Treasury Regulations varies depending on the shareholder’s particular circumstances, you are advised to consult your tax advisor regarding the information reporting and withholding requirements applicable to you.

Information-reporting requirements, generally, will apply to certain Non-U.S. Holders with regard to certain payments such as payments of dividends on our stock and payments of interest on our debt securities, unless an exception applies.

Under Treasury Regulations which are generally directed towards tax shelters, but which are quite broad, the activities of the Company may include one or more “reportable transactions” requiring us to file an information return.  In addition, other “material advisors” to us may each be required to file an information return regarding certain “reportable transactions” and shall each be required to maintain for a specified period of time a list containing certain information regarding any “reportable transactions,” which list may be inspected by the IRS upon request.  You should consult your own tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of Shares, or transactions that might be undertaken by us.

Recently Enacted Legislation Relating to Foreign Accounts.

Beginning with payments made after December 31, 2012, recently enacted legislation will generally impose a 30% withholding tax on dividends on Shares of our stock and the gross proceeds of a disposition of Shares of our stock paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution enters into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; and (ii) specified other foreign entities unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity satisfies other specified requirements.  Non-U.S. Holders should consult their own tax advisors regarding the application of this legislation to them.

Tax-Exempt Shareholders

Dividends paid to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute “unrelated business taxable income” (“UBTI”) unless the shareholder has borrowed to acquire or carry its Shares.  Qualified trusts that hold more than 10% (by value) of the Shares of certain REITs, however, may be required to treat a certain percentage of such a REIT’s distributions as UBTI.  This requirement will apply only if: (i) the REIT would not qualify as such for U.S. federal income tax purposes but for the application of a “look-through” exception to the Five or Fewer Requirement applicable to Shares held by qualified trusts; and (ii) the REIT is “predominantly held” by qualified trusts.  A REIT is predominantly held by qualified trusts if either: (i) a single qualified trust holds more than 25% by value of the interests in the REIT; or (ii) one or more qualified trusts, each owning more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% of the interests in the REIT.  The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income of the REIT.  A de minimis exception applies where the percentage is less than 5% for any year.  For these purposes, a qualified trust is any trust described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code.  The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the Five or Fewer Requirement without relying upon the “look-through” exception.

State, Local and Foreign Taxation

We and our shareholders may be subject to state, local or foreign taxation in various state, local or foreign jurisdictions, including those in which we or they transact business or reside.  Such state, local or foreign taxation may differ from the U.S. federal income tax treatment described above.  Consequently, prospective purchasers should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in the Company.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters, including the legal authorization and issuance of the securities and legal matters concerning Maryland law in this prospectus, will be passed upon for us by Squire, Sanders & Dempsey (US) LLP and tax legal matters will be passed upon for us by McDonald Hopkins LLC.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements and schedules as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP (formerly known as BDO Seidman, LLP), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The Statements of Revenues and Certain Expenses of Kierland Crossing, LLC and Sucia Scottsdale, LLC for the year ended December 31, 2009 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP (formerly known as BDO Seidman, LLP), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, trustees and persons controlling the Registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Glimcher Realty Trust

$200,000,000

Common Shares of Beneficial Interest

KeyBanc Capital Markets

Wells Fargo Securities

BofA Merrill Lynch

July 31, 2012